As filed with the Securities and Exchange Commission on April 28, 2021

Registration No.  333-237927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UAS DRONE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	3721	47-3052410
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Etgar Street

Tirat Carmel, Israel, 3903212

Telephone: +(972)-(4) 812 4101

Facsimile: +(972)-(4) 812 4303

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Mr. Yossef Balucka

Chief Executive Officer

UAS Drone Corp.

1 Etgar Street

Tirat Carmel, Israel, 3903212

Telephone: +(972)-(4) 812 4101

Facsimile: +(972)-(4) 812 4303

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Telephone: (212) 660-5000 Facsimile: (212) 660-3001

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1/A (File No. 333-237927) (the “Registration Statement”) is being filed pursuant to our undertaking in the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed and declared effective by the Securities and Exchange Commission (the “SEC”) on June 19, 2020, to include the information contained in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 30, 2020. The Registration Statement originally was filed to register (i) 63,856 shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”) to be issued to certain stockholders of Duke Robotics, Inc., a majority-owned subsidiary of the registrant, upon the consummation of a short-form merger agreement in a primary offering (the “Primary Offering”), and (ii) to register 18,200,592 shares of registrants’ Common Stock to be sold, from time to time, by the selling stockholders identified in this prospectus (the “Secondary Offering”).

This Registration Statement contains only one prospectus (the “Prospectus”) and such Prospectus will be the sole prospectus for the Primary Offering and the Secondary Offering. We will not receive any proceeds from the sale of shares in both the Primary offering and in the Secondary Offering. See “Use of Proceeds,” and “Plan of Distribution” as contained in the Prospectus.

The information included in this filing updates the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Subject to completion, dated April 28, 2021

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

UAS DRONE CORP.

18,200,592 SHARES OF COMMON STOCK

This prospectus relates to the sale, from time to time, by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to 18,200,592 shares of UAS Done Corp. (the “Company”) common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 9,623,621 shares of Common Stock issued on March 6, 2020 in connection the execution of several securities exchange agreements to exchange a certain promissory note for shares of Common Stock; (ii) 3,730,485 shares of Common Stock issued upon the closing of the Share Exchange (as hereinafter defined) between the Company, Duke Robotics, Inc., a Delaware corporation (“Duke”) and certain prior stockholders of Duke; (iii) 1,196,753 shares of Common Stock issued to certain shareholders of the Company; (iv) 2,580,214 shares of Common Stock issuable upon full conversion of several convertible loan agreements in the aggregate amount of $965,000; and (v) 1,069,519 shares of Common Stock issuable upon full conversion of several convertible debentures in the aggregate amount of $400,000. We are registering the sale of these shares (the “Resale Shares”) to satisfy registration rights we have granted to the Selling Stockholders.

This prospectus describes the general manner in which the shares may be offered and sold by the Selling Stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. The Selling Stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We will not receive any proceeds from the sale of the shares by the Selling Stockholders. We will pay the expenses of registering these shares.

Common Stock is quoted on the OTCQB under the symbol “USDR”. On April 20, 2021, the last reported bid price of our Common Stock was $0.35 per share. As of the date of this prospectus, our Common Stock is subject to only limited quotation on the OTCQB, and it is not otherwise regularly quoted on any other over-the-counter market. If and when our Common Stock is regularly quoted on an over-the-counter market or on a national securities exchange, the Selling Stockholders may sell their respective shares of Common Stock, from time to time, at prevailing market prices or in privately negotiated transactions.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. The information contained in this prospectus is current only as of the date on the cover page of this prospectus and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.  Neither we nor the Selling Stockholders are making an offer of these securities in any state where the offer is not permitted.

Unless the context indicates otherwise, as used in this prospectus, the terms “UAS,” “the Company,” “we,” “our,” and “us” refer to UAS Drone Corp., a Nevada corporation, and unless indicated, does not refer to the entity created by the closing of the share exchange with Duke Robotics, Inc., a Delaware corporation.

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial data and related notes.

THE COMPANY

Company Overview

UAS Drone Corp., a Nevada corporation, which was headquartered in Palm Beach, Florida until the Share Exchange Agreement (as defined hereunder) was consummated, was founded in 2014 as Unlimited Aerial Systems, LLP (“UAS LLP”), and was a developer and manufacturer of commercial unmanned aerial systems, or drones, with the goal of providing a superior Quadrotor aerial platform at an affordable price point in the law enforcement and first responder markets.

On March 9, 2020, the Company closed on the Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which Duke became a majority-owned subsidiary of the Company (the “Share Exchange”). Such closing date is referred to as the “Effective Time.”

On April 29, 2020, the Company, Duke, and UAS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“UAS Sub”), executed an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which UAS Sub will merge, upon the satisfaction of customary closing conditions, with and into Duke, with Duke surviving as a wholly-owned subsidiary of the Company (the “Short-Form Merger”). Pursuant to the Merger Agreement, the Company will acquire the remaining outstanding shares of Duke held by those certain Duke shareholders that did not participate in the Share Exchange (the “Non-Participating Duke Holders”). On June 25, 2020, Duke filed a Certificate of Merger with the State of Delaware, and consequently, Duke became our wholly-owned subsidiary and the Short-Form Merger was consummated.

Duke has a wholly-owned subsidiary, Duke Airborne Systems Ltd. (“Duke Israel”), which was formed under the laws of the State of Israel in March 2014 and became the sole subsidiary of Duke after its incorporation.

As a result of the Share Exchange, the Company adopted the business plan of Duke. Duke is a robotics company dedicated to the development of an advanced robotics system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons. Duke’s advanced robotics system is able to achieve pinpoint accuracy regardless of the movement of the weapons platform or the target.

Corporate Information

Our mailing address is Duke Robotics, 1 Etgar Street (1st Floor), Tirat-Carmel, Israel 3903212, and our telephone number is +972-4-8124101.  Our web site address is https://dukeroboticsys.com/. The content of our website shall not be deemed incorporated by reference in this prospectus.

THE OFFERING

This prospectus relates to the sale, from time to time, by the Selling Stockholders identified in this prospectus of up to 18,200,592 shares of Company’s Common Stock, consisting of: (i) 9,623,621 shares of Common Stock issued on March 6, 2020, to the Primary Lenders in connection with the Note Conversion; (ii) 3,730,485 shares of Common Stock issued to certain shareholders of Duke named in this prospectus, in connection the execution of the Share Exchange Agreement; (iii) 1,196,753 shares of Common Stock issued to certain shareholders of the Company named in this prospectus; (iv) 2,580,214 shares of Common Stock shares of Common Stock issuable upon full conversion of the Convertible Loan Agreements in the aggregate amount of $965,000; and (v) 1,069,519 shares of Common Stock issuable upon full conversion of several convertible debentures in the aggregate amount of $400,000. All of the shares, when sold, will be sold by these Selling Stockholders. The Selling Stockholders may sell their shares of Common Stock from time to time at a fixed price of $0.374 per share. If and when our common stock is regularly quoted on an over-the-counter market or on a national securities exchange, the Selling Stockholders may sell their respective shares of Common Stock, from time to time, at prevailing market prices or in privately negotiated transactions. We will not receive any proceeds from the sale of the shares (the “Resale Shares”) of Common Stock by the Selling Stockholders.

Common Stock Offered by the Selling Stockholders:	Up to 18,200,592 shares of Common Stock.

Common Stock Outstanding at April 27, 2021:	41,169,035

Common Stock Outstanding Immediately After This Offering:	Up to 59,369,627 shares of Common Stock, assuming full conversion of the currently outstanding principal amount of the Convertible Loan Agreements and the convertible debentures at the conversion price in effect as of the date of this prospectus.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares offered under this prospectus.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

OTCQB Symbol:	USDR

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to management’s current view with respect to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies, and business operations. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	sales of our products;

●	the size and growth of our product market;

●	our activity in the civilian market;

●	our manufacturing capabilities;

●	our entering into certain partnerships with third parties;

●	obtaining required regulatory approvals for sales or exports of our products;

●	our marketing plans;

●	our expectations regarding our short- and long-term capital requirements;

●	the effect of COVID-19 on our business;

●	our outlook for the coming months and future periods, including but not limited to our expectations regarding future revenue and expenses; and

●	information with respect to any other plans and strategies for our business.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks that could adversely impact our business and financial performance.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

An investment in our Common Stock is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our Common Stock. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our Common Stock could decline, and you could lose all or a substantial portion of the money that you pay for our Common Stock. The risks and uncertainties described below are not the only ones we are facing. Additional risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations or financial condition.

Risks Related to our Business and Industry

We have a limited operating history and have generated limited revenues to date.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. Our operating subsidiary in Israel was formed in March 2014. To date, we have generated limited revenues and have not yet begun meaningful commercialization efforts with respect to our products. We intend in the long-term to derive substantial revenues from the sales of our products as well as future models of other robots and our UAS platforms for both military and civilian use, but there can be no assurance that we will be able to do so.

We may not be able to obtain adequate financing to continue our operations.

We expect that we will need to raise additional funds to continue the design, manufacture, sale and servicing of our TIKAD as well as develop future robot products and other platforms for the implementation of our robot. We believe that we will need to raise additional capital in the future to fund our research and development and commercialization efforts. If we seek to raise additional capital, we may do so through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions or other persons. This capital will be necessary to fund ongoing operations, continue research, development and design efforts, establish a sales infrastructure and make the investments in tooling and equipment required to develop and manufacture our products. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common shares to decline. The New Debentures and the terms of the Convertible Loan Agreements (as such terms are defined below) each include terms that could create further dilution to other holders if we were to raise capital at a lower price per share or upon other terms, which could also make closing any such future financing, if any, more difficult. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

We may face business disruption and related risks resulting from the COVID-19 pandemic, which may have a material adverse effect on our business and results of operations.

Our operations and business may have been disrupted and potentially adversely affected by COVID-19. The pandemic has caused states of emergency to be declared in various countries, travel restrictions imposed globally, quarantines established in certain jurisdictions and various institutions and companies being closed. COVID-19 has also adversely affected our ability to conduct our business effectively due to disruptions to our capabilities, availability and productivity of personnel, while we simultaneously attempt to comply with rapidly changing restrictions, such as travel restrictions, curfews and others. In particular, on January 24, 2021, the Government of Israel announced that effective January 26, 2021 non-Israeli residents or citizens, except for non-nationals whose lives are based in Israel, are not allowed to enter Israel, and the number of Israeli citizens permitted to enter the country per day will be capped at 3,000. In addition, the Ministry of Health in the State of Israel issued guidelines on March 11, 2020, which were most recently updated in April 2021, recommending people avoid gatherings in one space and providing that no gathering of more than 20 people should be held under any circumstances.

Employers (including us) are also required to prepare and increase as much as possible the capacity and arrangement for employees to work remotely. In addition, on January 25, 2021, the President of the United States issued a proclamation to restrict travel to the United States from foreign nationals who have recently been in China, Iran, South Africa, and certain European and Latin America countries. Although to date these restrictions have not impacted our operations, the effect on our business, from the spread of COVID-19 and the actions implemented by the governments of the State of Israel, the United States and elsewhere across the globe, may worsen over time.

The spread of COVID-19 may also result in the inability of our manufacturers to deliver components or finished products on a timely basis and may also result in the inability of our suppliers to deliver the parts required by our manufacturers to complete manufacturing of components or finished products. In addition, governments may divert spending from other budgeted resources as they seek to reduce and/or stop the spread of COVID-19. Such events may result in a period of business and manufacturing disruption, and in reduced operations, any of which could materially affect our business, financial condition and results of operations. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. We are actively monitoring the pandemic and we are taking any necessary measures to respond to the situation in cooperation with the various stakeholders.

We have inadequate capital and need for additional financing to accomplish our business and strategic plans. Terms of subsequent financing, if any, may adversely impact your investment.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding.

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in the common stock could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. In the event we are permitted to issue preferred stock pursuant to the terms of our articles of incorporation, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock would be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms possibly less favorable to us, or which trigger dilutive issuances of our common stock to the holders of the New Debentures or the Primary Lenders (as such terms are defined below), and thereby adversely impact your investment. Shares of common stock which we sell from time to time could be sold into any market that develops, which could adversely affect the market price of our common stock.

Our independent auditor firm has expressed in its report to our 2020 audited financial statements for the year ended December 31, 2020, a substantial doubt about its ability to continue as a going concern.

We only recently entered the commercialization stage and the development and commercialization of our products are uncertain and expected to require substantial expenditures. We have not yet generated sufficient revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent auditor firm has expressed in its auditors’ report on the financial statements for December 31, 2020, a substantial doubt regarding our ability to continue as a going concern. Our financial statements for December 31, 2020, do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the common stock.

Our revenues will depend heavily on government contracts

We expect to derive most of our future revenues directly or indirectly from government agencies, mainly the U.S. Department of Defense (“DoD”). In addition, we offer our products to IMOD and intend to offer these to other governmental and quasi-governmental agencies around the world, including U.S. allies such as the NATO and equivalent authorities of various countries pursuant to contracts awarded to us under defense and homeland security-related programs. Technology products from foreign countries have an inherent disadvantage against domestic offerings. The funding of government programs could be reduced or eliminated due to numerous factors, including geo-political events and macro-economic conditions that are beyond our control. Reduction or elimination of government spending under our contracts would imperil the sales of our products and may cause a negative effect on our revenues, results of operations, cash flow and financial condition.

We face other risks in our expected international sales.

We expect to derive a significant portion of our revenues ultimately from international sales. Changes in international, political, economic or geographic events could cause significant reductions in our revenues, which could harm our business, financial condition and results of operations. In addition to the other risks from international operations set forth elsewhere in these Risk Factors, some of the risks of doing business internationally include imposition of tariffs and other trade barriers and restrictions, political and economic instability in the countries of our customers and suppliers, changes in diplomatic and trade relationships and increasing instances of terrorism worldwide. Due to our subsidiary being located in the State of Israel, some of these risks may be affected by Israel’s overall political situation. (See “Risks Related to Israeli Law and Our Operations in Israel” below.)

We may experience production delays if suppliers fail to make compliant or timely deliveries.

The manufacturing process for some of our products largely consists of the assembly, integration and testing of purchased components. If a supplier stops delivery of such components, finding another source could result in added cost and manufacturing delays. Moreover, if our subcontractors fail to meet their design, delivery schedule or other obligations we could be held liable by our customers, and we may be unable to obtain full or partial recovery from our subcontractors for those liabilities. The foregoing risks could have a material adverse effect on our operating results.

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of March 31, 2021, we had only one (1) employee. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We have applied for a patent for certain of our key technologies and may apply for additional patents in the future. Our ability to protect our intellectual property and proprietary technology is uncertain and may be inadequate, which may have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We applied for a patent with the United States Office Patent and Trademark Office to protect certain of our key technologies, however, we cannot assure you that we will be able to control all of the rights for all of our intellectual property. We do not know whether any of our current or future patent applications, if any, will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to compounds or processes used by or competitive with ours. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or may even be superior to ours.

In the event a competitor infringes upon our intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

In addition, we have taken steps to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with all of our executive officers, employees, consultants and advisors, however, such agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. However, we have not executed confidentiality agreement or non-compete agreements with our third-party suppliers and there is no restriction on their working with our competitors or selling our component designs to other parties. In that regard, we deem our complex kinematic algorithms and control software to be our most valuable intellectual property and is done in-house only with no sub-contractor involved.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

The sale of our products is subject to various regulatory requirements of the Israeli Ministry of Defense and will also be subject to regulatory requirements in countries in which we seek to sell our products.

Due to the fact that we sell products used that may be purchased in the defense and/ or military industry, and otherwise conduct business with the IMOD, we may be required to obtain approval from the IMOD with respect to each agreement for the sale of our products. In that regard, we are required to secure the approval of the IMOD prior to offering the sale of our products to any third party. In addition, we are required to obtain approvals from the IMOD prior to the execution and performance of any such agreement. If we fail to obtain approvals in the future, if approvals previously obtained are revoked or expire and are not renewed or if government policies change, our ability to sell our products and services to customers would be impacted, resulting in a material adverse effect on our business, revenues, assets, liabilities and results of operations.

Risks Related to our Common Stock

In connection with the Share Exchange, Duke obtained a ruling (the “Ruling”) from the Israeli Tax Authority with regard to the exemption of the Share Exchange from being considered as a tax event for Israeli stockholder of Duke. The Ruling we obtained in connection with the Share Exchange imposes conditions that may limit our flexibility in operating our business and our ability to enter into certain corporate transactions.

The Ruling we obtained in connection with the Share Exchange imposes a number of conditions that limit our flexibility in operating our business and in engaging in certain corporate transactions. In accordance with the terms of the Ruling, until the two year anniversary of the Effective Time, we agreed to maintain (and, to the extent that our operations expand, likewise expand) the same economic activity for the Company after the Share Exchange as conducted by Duke prior to such transaction and that the Israeli Duke stockholders continue to hold at least twenty-five percent (25%) of their holding in the Company’s issued and outstanding stock at the Effective Time. Under certain circumstances, these conditions may not allow us the flexibility that we need to operate our business and may prevent us from taking advantage of strategic opportunities that would benefit our business and our stockholders.

Our executive officers, directors and certain stockholders who are beneficial owners of more than 5% of our outstanding common shares possess the majority of our voting power, and through this ownership, have the ability to control our Company and our corporate actions.

Following the Share Exchange, our current executive officers and directors hold approximately 30% of the issued and outstanding voting power of the Company’s outstanding shares. These persons have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our directors and executive officer may have the power, acting alone or together, to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officer may give rise to a conflict of interest with the Company and the Company’s shareholders.

In addition, we have a number of stockholders who are beneficial owners of more than 5% of our outstanding common shares, as of the Effective Time, including one such shareholder who beneficially owns approximately 19% of our issued and outstanding shares, and as such, also may have the ability to prevent us from entering into transactions that could be beneficial to us and/or other shareholders. In addition, we have four additional non-affiliated stockholders who are beneficial owners of more than 5% of our outstanding common shares. Although none of these non-affiliated stockholders currently have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions, obtaining their vote on certain matters may be necessary to effect certain actions that our management and directors otherwise deem to be in the best interests of the Company.

For additional details concerning beneficial ownership of our securities, please refer to the section below entitled “Security Ownership of Certain Beneficial Owners” and with respect to voting power, please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our Common Stock is traded on the over-the-counter market with quotations published on the OTCQB under the symbol “USDR”. The trading volume of our common stock historically has been limited and sporadic, and the stock prices have been volatile. As a result of the limited and sporadic trading activity, the quoted price for our common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which our common stock will trade in the future may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, any potential business combination that we announce, as well as the number of shares available for sale in the market.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCQB may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

Other factors that could have a similar impact include, but are not limited to:

●	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Share Exchange may limit interest in our securities;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	variations in quarterly operating results from the expectations;

●	revisions in securities analysts’ estimates or reductions;

●	our ability to obtain working capital financing;

●	announcements of new products or services by us or our competitors and changes in our industry;

●	reductions in the market share of our products;

●	announcements by us or our competitors of significant strategic acquisitions;

●	loss of any strategic relationship;

●	regulatory developments;

●	general technological, market or economic trends;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	investors entering into short sale contracts;

●	regulatory developments affecting our industry; and

●	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our Common Stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

Our Common Stock is subject to price volatility unrelated to us or our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including quarterly operating results of other companies in the same industry, changes in general conditions in the economy and the financial markets, including COVID-19 or other developments affecting the Company’s competitors. In addition, the OTCQB is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial portion of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Act (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six (6) months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six (6) months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Act. Consequently, these securities will be subject to restrictions on transfer under the Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The sales practice requirements of the Financial Industry Regulatory Authority (“FINRA”) may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Company’s common stock, which may limit your ability to buy and sell the Company’s stock and have an adverse effect on the market for our shares.

Risks Related to Israeli Law and Our Operations in Israel

We have offices and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

While our executive offices are located in the United States, we maintain offices in Israel. In addition, many of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Any armed conflicts, political instability, terrorism, cyberattacks or any other hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could affect adversely our operations. Ongoing and revived hostilities in the Middle East or other Israeli political or economic factors, could harm our operations and solution development and cause any future sales to decrease.

In addition, instability in the region may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, in 2008, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

In addition, Israel is experiencing a level of unprecedented political instability. The Israeli government has been in a transitionary phase since December 2018, when the Israeli Parliament, or the Knesset, first resolved to dissolve itself and call for new general elections. Since then, Israel held general elections four times – in April and September of 2019, in March of 2020 and in March of 2021. The Knesset has not passed a budget for the year 2021, and certain government ministries, which may be critical to the operation of our business, are without necessary resources and may not receive sufficient funding moving forward. In the event that the current political stalemate is not resolved during 2021, our ability to conduct our business effectively may be adversely affected.

Finally, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

Our operations are subject to currency and interest rate fluctuations.

We incur expenses in U.S. dollars and NIS, but our financial statements are denominated in U.S. dollars. The U.S. dollar is our functional currency. However, as we also incur expenses in NIS, we are affected by foreign currency exchange fluctuations through both translation risk and transaction risk. As a result, we are exposed to the risk that the NIS may appreciate relative to the dollar, or, if the NIS instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected.

It may be difficult to enforce a judgment of a United States court against us and our officers and directors to assert United States securities laws claims in Israel or to serve process on our officers and directors and these experts.

Our executive office, corporate headquarters and manufacturing facilities are located in Israel. In addition, all of our officers and directors are residents of Israel. All of our assets and most of the assets of these persons are located in Israel. Service of process upon us or our non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against us or our non-U.S. our directors and executive officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel, or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our non-U.S. officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, if it was obtained by fraud or in the absence of due process, if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel at the time the foreign action was brought.

General Risk Factors

We operate in a competitive industry.

While we believe that we are the only developer and manufacturer of UASs capable of pinpoint accurate firing of light weapons, the UAS market generally in which we participate is highly competitive and becoming more so. This market is also characterized by rapid and innovative technological change. If we are unable to improve existing systems and products and develop new systems and technologies in order to meet evolving customer demands, our business could be adversely affected. In addition, our competitors could introduce new products with innovative capabilities, which could adversely affect our business. We compete with many large and mid-tier defense companies on the basis of system performance, cost, overall value, delivery and reputation. Many of these competitors are larger and have greater resources than us, and therefore may be better positioned to take advantage of economies of scale and develop new technologies.

Undetected problems in our products could impair our financial results and give rise to potential product liability claims.

If there are defects in the design, production or testing of our products and systems, we could face substantial repair, replacement or service costs, potential liability and damage to our reputation. Defects or malfunctioning of our products, if they were to occur, would likely result in significant damage and loss of life. We may not be able to obtain product liability or other insurance to fully cover such risks, and our efforts to implement appropriate design, testing and manufacturing processes for our products or systems may not be sufficient to prevent such occurrences, which could have a material adverse effect on our business, results of operations and financial condition.

Our business depends on proprietary technology that may be infringed.

Many of our systems and products depend on our proprietary technology for their success. Like other technology-oriented companies, we rely on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights in our products. While we are in the process of seeking patents for our technology, there is no guarantee that such patents will be granted. Our ability to successfully protect our technology may be limited because:

●	intellectual property laws in certain jurisdictions may be relatively ineffective;

●	detecting infringements and enforcing proprietary rights may divert management’s attention and company resources;

●	contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection;

●	any patents we may receive will expire, thus providing competitors access to the applicable technology;

●	competitors may independently develop products that are substantially equivalent or superior to our products or circumvent our intellectual property rights; and

●	competitors may register patents in technologies relevant to our business areas;

In addition, various parties may assert infringement claims against us. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If we are not successful in defending such claims, we may be prevented from the use or sale of certain of our products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on our business, results of operation or financial condition.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products results in adverse effects. We may not be able to maintain adequate levels of insurance for these liabilities at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to retain and motivate existing employees. Due to our reliance upon skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of our employees.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business.

A significant invasion, interruption, destruction or breakdown of our information technology systems and/or infrastructure by persons with authorized or unauthorized access could negatively impact our business and operations. We could also experience business interruption, information theft and/or reputational damage from cyber-attacks, which may compromise our systems and lead to data leakage either internally or at our third-party providers. Our systems have been, and are expected to continue to be, the target of malware and other cyber-attacks. Although we have invested in measures to reduce these risks, we cannot assure that these measures will be successful in preventing compromise and/or disruption of our information technology systems and related data.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

USE OF PROCEEDS

We will not receive any proceeds neither from the sale of the 18,200,592 shares of Common Stock subject to resale by the Selling Stockholders under this prospectus. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable Selling Stockholders.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is traded on the over-the-counter market with quotations published on the OTC Markets Group, Inc.’s OTCQB tier Venture Market, under the symbol “USDR.”

Holders

As of April 27, 2021, there were 143 stockholders. This figure includes an indeterminate number of stockholders who hold their shares in “street name.”

Dividends

We have not paid dividends on our common stock since inception and the Company does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends on retaining earnings, if any, to reinvest in its development and growth. The declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other factors the board of directors deems relevant.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly those under “Risk Factors.” All amounts are in U.S. dollars and rounded.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC. Important factors currently known to management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for our products, and competition.

The following discussion provides information that management believes is relevant to an assessment and understanding of our past financial condition and plan of operations. The discussion below should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this prospectus.

Company Overview

On March 9, 2020, Duke and certain shareholders of Duke entered into the Share Exchange with the Company, pursuant to which approximately 99% of the issued and outstanding shares of common stock of Duke were purchased by the Company in exchange for shares of the Company’s common stock, resulting in Duke becoming a subsidiary of the Company. Following the Share Exchange, the Company has adopted the business plan of Duke.

On April 29, 2020, the Company, Duke, and UAS Sub, entered into the Merger Agreement, pursuant to which UAS Sub was to merge, upon the satisfaction of customary closing conditions, with and into Duke. Upon closing of the Short-Form Merger, each outstanding share of UAS Sub’s common stock, par value $0.0001 per share, was to be converted into and become one share of common stock of Duke, with Duke surviving as a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company intended to acquire the remaining outstanding shares of Duke held by certain stockholders of Duke that did not participate in the Share Exchange Agreement. At the closing of the transaction contemplated by the Merger Agreement, the Company was to issue 63,856 shares to certain Duke stockholders, and Duke will become a wholly owned subsidiary of the Company. On June 25, 2020, Duke filed a Certificate of Merger with the State of Delaware, and consequently, Duke became a wholly-owned subsidiary of the Company and the Short-Form Merger was consummated.

As the result of the Share Exchange and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Duke, the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

Operating Results

The selected historical financial information presented below is derived from the Company’s audited consolidated financial statements for the year ended December 31, 2020 and Duke’s audited consolidated financial statements for the year ended December 31, 2019. The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this prospectus.

Comparison of the year ended December 31, 2020 to the year ended December 31, 2019

Revenues. We had no revenues for the year ended December 31, 2020. During the year ended December 31, 2019, we derived revenues from demonstrations of our technology to a potential customer of $112,000.

Cost of Revenues. During the year ended December 31, 2020, we had no cost of revenues expenses, compared to $105,000 for the year ended December 31, 2019, which consisted primarily of direct costs relating to the demonstration projects including components and equipment purchased from suppliers, sub-contractors and labor costs. The decrease in our cost of revenues expenses for the year ended December 31, 2020, compared to the year ended December 31, 2019, is mainly as a result of the Company’s efforts towards the consummation of the Share Exchange, the filing of a Registration Statement on Form S-1 and the consummation of the Short-Form Merger pursuant to which Duke became our wholly-owned subsidiary, resulting in a temporary freeze of our operations.

Research and Development. During the year ended December 31, 2020, we had no research and development expenses, compare to $75,000 in research and development expenses for the year ended December 31, 2019. Our research and development expenses, for the year ended December 31, 2019, consisted primarily of salaries and related expenses and professional services. The decrease in our research and development expenses for the year ended December 31, 2020, compared to the year ended December 31, 2019, is mainly as a result of the Company’s efforts towards the consummation of the Share Exchange, the filing of a Registration Statement on Form S-1 and the consummation of the Short-Form Merger pursuant to which Duke became our wholly-owned subsidiary, resulting in a temporary freeze of our research and development operations.

General and Administrative Expenses. For the year ended December 31, 2020, our general and administrative expenses amounted to $1,305,000, of which $645,000 were related to stock-based compensation expenses, and were $961,000 for the year ended December 31, 2019, of which $540,000 related to stock-based compensation expenses. This increase in general and administrative expenses for the year ended December 31, 2020 was mainly due to an increase in stock-based compensation of $105,000 and of legal and other professional expenses of $309,000, and offset by a decrease in rent and office maintenance of $82,000.

Financial Expenses. For the year ended December 31, 2020 and 2019, our financial expense amounted to $63,000 and $82,000, respectively.

Net Loss. For the year ended December 31, 2020 and 2019, we recorded a net loss of $1,368,000 and $1,111,000, respectively, which represented an increase compared to the year ended December 31, 2019, of $257,000.

Critical Accounting Policies

This MD&A of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In connection with the preparation of our financial statements, we were required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. As applicable to the consolidated financial statements included elsewhere in this prospectus, the most significant estimates and assumptions relate to the going concern assumptions, convertible loans Derivative Liabilities and Fair Value of Financial Instruments and Instruments with Down Round Features.

Our significant accounting policies are discussed in Note 2, “Summary of Significant Accounting Policies,” of the notes to consolidated financial statement, which are incorporated by reference into this prospectus. Our management believes that, as for the financial statements for the periods included in this prospectus, the “going concern” assessment and accounting for Derivative Liabilities and Fair Value of Financial Instruments are critical accounting policies. However, due to the early stage of operations of our Company, there are no other accounting policies that are considered to be critical accounting policies by management.

Going Concern Uncertainty

The development and commercialization of our product will require substantial expenditures. We have not yet generated any material revenues and have incurred substantial accumulated deficit and negative operating cash flows. We currently have no sources of recurring revenue and are therefore dependent upon external sources for financing its operations. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

Since inception, we have devoted substantially all our efforts to research and development and is still in the development stage. We have incurred accumulated losses since inception of $5,131,000 and the extent of its future operating losses and the timing of becoming profitable are uncertain. These conditions raise substantial doubt about our ability to continue to operate as a going concern. Our ability to continue operating as a “going concern” is dependent on several factors, among them is the ability to raise sufficient additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the year ended December 31, 2020, our loss of $1,368,000 included non-cash stock-based compensation of $645,000. As of December 31, 2020, we had a negative working capital of $1,176,000, as compared to a negative working capital of $1,491,000 as of December 31, 2019.

As of December 31, 2020, we had a cash balance of $105,000 compared to the cash balance of $23,000 as of December 31, 2020. We have no cash equivalents.

Since our inception we and Duke have funded our operations through bank loans, loans provided by its shareholders and demonstration projects of its technology to potential customers.

On August 5, 2015, Duke obtained a loan from an Israeli bank pursuant to which NIS 250,000 ($65,000) was provided at a variable annual rate of 3.6%. The loan was repaid in August 2020.

On February 29, 2016, Duke signed a loan agreement with an Israeli bank pursuant to which NIS 500,000 ($128,000) was provided at a variable annual rate of 4.25%. The loan was repaid in full in February 2021.

As of December 31, 2020, the outstanding balance of the bank loans stood at $6,000 and as of December 31, 2019 at $37,000.

Since Duke’s inception until 2017, certain Duke stockholders provided loans (“Stockholders’ Loans”) on an as needed basis. Loans in the amount of $685,000 bear an annual fixed interest of 3% and loans in the amount of $313,000 bear an annual interest rate as defined in Section 3(j) of the Israeli tax ordinance, which is currently at 2.62%.

Before entering into the Share Exchange, Duke entered into debt cancellation letters (the “Debt Cancellation Letters”) with regard to the Stockholders Loans. Pursuant to the Debt Cancellation Letters the accumulated interest on the Stockholders’ Loans was waived and 842,135 shares of Duke’s common stock were issued in exchange for the cancellation of $623,180 in debt, leaving $280,000 of outstanding Stockholders Loans (the “Outstanding Stockholders’ Loans”). The Outstanding Stockholders’ Loans, including the accumulated interest amount, shall be repaid on the earlier of the following: (i) three years after the Effective Date; or (ii) Duke raised capital amounting to at least $15 million following the Effective Date and the Earnings before interest, tax, depreciation and amortization of Duke has reached an amount of $3 million.

As of December 31, 2020, and December 31, 2019, the outstanding balances of such stockholders’ loans were $288,000 and $1,006,000, respectively.

In connection with the Share Exchange, immediately prior to the Effective Time, we entered into the Convertible Loan Agreements. The terms of the Convertible Loan Agreements require repayment of the borrowed amount by the one-year anniversary of the Effective Time, unless, at our discretion, and subject to our compliance with any and all terms of the material terms of the Convertible Loan Agreements, the term of such loans is extended for an additional twelve (12) month period. The terms of the Convertible Loan Agreements also provide that we may repay any portion of the remaining outstanding loan amount, without penalty, provided, however, that we provide the specific lender with three business days’ written notice prior to such repayment, during which time the lender may elect to convert any or all of the outstanding loan amount into shares of our common stock. The Convertible Loan Agreements bear simple interest at a rate equal to 15% per annum, payable on the 15th day of each calendar month. On December 9, 2020, we utilized our rights under the Convertible Loan Agreements and extended the terms of the loans for an additional twelve months.

The lenders will have the option to convert the unpaid balance of their respective Convertible Loans into shares of our common stock based on the lower of (A) lowest effective price per share set in connection with any funds raised by our during the six (6) months following the Effective Time. “Effective price” per share means (i) if only shares of our common stock are sold in a transaction, the amount actually received in cash by our and (ii) if shares of our common stock are sold in a transaction and, in connection therewith additional securities or rights are sold or otherwise issued, the amount actually received in cash by us, for the shares of our common stock and such additional rights upon their issuance, reduced by the aggregate fair market value of the additional rights (as determined using the Black-Scholes option pricing model or another method determined by us in good faith), in each case divided by the number of shares of our common stock issued in such transaction; (B) 80% of the lowest effective price per share set in connection with any funds raise by USDR at any time subsequent to six (6) months following the Effective Time until such time as the loans outstanding under all of the Convertible Loan Agreements are fully repaid or otherwise converted provided, however, that such price per share shall not be available in the event of an issuance of Alternative Securities to the lender); (C) a price per share reflecting our post-money valuation of $15,000,000 following the next investment in us following the Effective Time; or (D) the conversion price, as adjusted for a Dilutive Event, under the New Debentures. The conversion price is currently $0.374. As of March 30, 2021, the Convertible Loan Agreements have an aggregate outstanding principal balance of $835,000.

Also, in connection with the Share Exchange, we entered into the Alpha Agreement and GBC Agreement, pursuant to which it issued to each party shares of common stock and the New Debentures in the aggregate amount of $400,000, which mature three years from the Effective Time and have an interest rate of 8% per year. The New Debentures have an Original Conversion Price but may be adjusted in the event of a Dilutive Event. As of March 30, 2021, the New Debentures have an aggregate outstanding principal balance of $200,000.

The spread of COVID-19 throughout the world may result in a period of business and manufacturing disruption, and in reduced operations, any of which could materially affect our business, financial condition and results of operations especially regarding its ability to obtain the necessary finance to continue Duke’s operations. The extent to which COVID-19 impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

We intend to continue to undertake efforts to raise additional funding; provided, however, that there can be no assurance that we will be able to raise capital, or that any capital raise will be on favorable terms or on terms that do not create further dilution to our stockholders. In addition, we do not know if the COVID-19 pandemic will have a material effect on our ability to raise capital or if this will require us to raise capital on terms less favorable to us as a result of global market conditions or as a result of the direct effect, if any, of COVID-19 on our business.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosure about Market Risk

Not applicable to smaller reporting companies.

Financial Statements and Supplementary Data.

All information required by this item is included in Item 16 of Part II of this prospectus and is incorporated into this item by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the year ended December 31, 2020, there were no changes in and disagreements with accountants on accounting and financial disclosures or otherwise.

Effective March 9, 2020, and in connection with the closing of the Share Exchange, the Company’s board of directors effected a change to its independent registered public accounting firm from D. Brooks and Associates CPAs, P.A. (the “Former Auditor”) to Halperin Ilanit CPA (the “New Auditor”).

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 9, 2020, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weakness in internal control over financial reporting related to inadequate segregation of duties consistent with control objectives and ineffective controls over period-end financial reporting and disclosure processes, as disclosed in Item 9A of each of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2019 and December 31, 2018.

The Company provided the Former Auditor with a copy of the Current Report on Form 8-K that it filed on March 10, 2020, which contained the above disclosure, prior to filing with the SEC and requested that the Former Auditor furnish us with a letter addressed to the SEC stating whether the Former Auditor agrees with the statements in the Current Report on Form 8-K that was filed on March 10, 2020. The letter from the Former Auditor was filed as Exhibit 16.1 to the Current Report on Form 8-K filed on March 10, 2020 and it is incorporated by reference into this prospectus.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 9, 2020, neither the Company, nor anyone on its behalf, consulted the New Auditor regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by the New Auditor that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

BUSINESS

Corporate Overview

We are a robotics company dedicated to the development of an advanced robotics system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons. Our advanced robotics system is able to achieve pinpoint accuracy regardless of the movement of the weapons platform or the target.

We were founded in 2014 as Unlimited Aerial Systems, LLP (“UAS LLP”), and until the consummation of the Share Exchange Agreement (as hereinafter defined), we were a developer and manufacturer of commercial unmanned aerial systems, or drones, with the goal of providing a superior Quadrotor aerial platform at an affordable price point in the law enforcement and first responder markets.

On March 9, 2020, we closed on the Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which Duke Robotics, Inc., a Delaware corporation (“Duke”) became our majority-owned subsidiary (the “Share Exchange”). Such closing date is referred to as the “Effective Time.” As a result of the Share Exchange, the Company adopted the business plan of Duke.

On April 29, 2020, we, Duke, and UAS Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“UAS Sub”), executed an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which UAS Sub was to merge, upon the satisfaction of customary closing conditions, with and into Duke, with Duke surviving as our wholly-owned subsidiary (the “Short-Form Merger”). Pursuant to the Merger Agreement, we intended to acquire the remaining outstanding shares of Duke held by those certain Duke shareholders that did not participate in the Share Exchange. On June 25, 2020, Duke filed a Certificate of Merger with the State of Delaware, and consequently, Duke became our wholly-owned subsidiary and the Short-Form Merger was consummated.

Duke has a wholly-owned subsidiary, Duke Airborne Systems Ltd. (“Duke Israel”), which was formed under the laws of the State of Israel in March 2014 and became the sole subsidiary of Duke after its incorporation. Our mailing address is 1 Etgar Street (1st Floor), Tirat-Carmel, Israel 3903212, and our telephone number is 011-972-4-8124101. Our web site address is https://dukeroboticsys.com/.

Company Overview

Until the consummation of the Share Exchange, we were a developer and manufacturer of commercial unmanned aerial systems, or drones, with the goal of providing a superior Quadrotor aerial platform at an affordable price point in the law enforcement and first responder markets. Following the Share Exchange, we adopted the business plan of Duke. Duke is a robotics company dedicated to the development of an advanced robotics stabilization system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons. Our advanced robotics system is able to achieve pinpoint accuracy regardless of the movement of the weapons platform or the target.

In late 2016, we began working with a flight training company in the western U.S. We sent one of our inventory Quadrotors to them with the intention of: (1) allowing them to use our drone in their training courses, specifically with law enforcement and first responder professionals; (2) obtaining feedback on performance and operating characteristics of our drone with the intention of improving the product for future generations; and (3) seeking sales of additional Quadrotors to this company or its clients. During 2018 and 2019, the Company did not sell any drones.

Although the first product has been designed to be used by an unmanned aerial system (a “UAS”), the robotic solutions are also adaptable to other military vehicles, boats and stationary environments, as well as civilian purposes, such as, high definition, high-end stabilized cameras. We believe that the system is to small arms and light weapons (e.g., weapons weighing less than 9 kilograms, or kg, or approximately 19.9 pounds) as drones are to air-to-ground missiles.

We have completed our first generation of our robotic systems. Prior to marketing our systems to potential customers, for security reasons, we are required to obtain various governmental approvals for each sale. We have filed marketing applications with the Israeli Ministry of Defense (“IMOD”) and as a result thereof, currently hold marketing approvals for about 50 countries, including the United States. Currently, our commercialization efforts are primarily focused on the U.S. market, with secondary efforts outside of the United States focused primarily on Western Europe.

On January 29, 2021, we, through Duke Israel, and Elbit Systems Land Ltd., an Israeli corporation (“Elbit”), entered into a collaboration agreement (the “Collaboration Agreement”) for the global marketing and sales, and the production and further development of our developed advanced robotic system mounted on an UAS, armed with lightweight firearms, which we market under the commercial name “TIKAD.”

Market Opportunity

The classic confrontation of army against army has become rare, while guerilla (or asymmetric) warfare has unfortunately become commonplace. Further, the foreign policy of the United States and other countries is increasingly designed around the parameter of not employing “boots on the ground” while at the same time minimizing collateral damage. The United States and other countries around the world have significantly increased their use of UASs for intelligence gathering, surveillance and tactical applications, such as delivery of heavy ordnance bombs and missiles. The use of UASs to fire small arms and light weapons from the air, however, has not yet become a viable option. Our technology thus addresses a crucial need of modern warfare to bring a wide range of weapons other than bombs and missiles to bear on remote hostile targets without risk to the military personnel deploying the weapons, while at the same time minimizing collateral damage. In addition, the rapid evolution of small unmanned air systems (“sUAS”) technologies, along with their size and low cost, enables novel concepts of employment that present challenges to current defense systems, creating new asymmetric threats for warfighters. Our system also addresses this crucial need for counter sUAS solutions and offers a kinetic interception, or “drone kill drone,” capability for defeating enemy sUAS.

Our system was designed with input from veterans of Israel’s elite special mission units. It is operated intuitively via a touch-based tablet, which serves as its control unit. Minimal prior training is required in order to operate the robot. In June 2016, our robot mounted on our UAS Octocopter platform was awarded the top prize at the Combating Terrorism Technology Conference sponsored by the United States Defense Department’s Combating Terrorism Technical Support Office, Israel’s Ministry of Defense Directorate of Defense Research and Development and the MIT Enterprise Forum of Israel.

Products

UAS Octocopter Integrated with Six Degrees of Freedom (“6 DOF”) Robotic Gimbal

Our special purpose UAS Octocopter (DK-HIPPOGRIFF) integrates for operational usage with our 6 DOF robot and is intended primarily for Military and homeland security purposes. Our lightweight robot allows accurate firing from various configurations consisting of UAS-mounted, land-mounted on light all-terrain vehicles and sea-mounted on boats. The robot is mounted on our UAS Octocopter platform, a combined system which we market under the commercial name “TIKAD.”

In addition to the various configurations and mounting options, the robots also permit the utilization of a wide range of small arms, light weapons and shotguns, with lethal and less lethal ammunition, with a maximum weight of nine (9) kilograms (approximately twenty (20) pounds). The combination of our robot, along with our stabilization platform and software, provides a unique firing platform that permits precision firing regardless of weather conditions or other variables.

Additionally, our robot may also be utilized as a ground sniper platform. Since the robot is a standalone unit, it can be mounted on a patrol or attack vehicle or be positioned at a strategic location. The capability of remote operation without the need to expose the operator to tactical danger can replace troops in different settings. This capability may reduce the number of casualties due to “friendly fire” incidents and may also significantly reduce exposure and risk to combat troops. Our robot is controlled by a remote-control device that permits the user to exert full control over its functions, including arming the robot as well as control the firing mechanism.

Our lightweight robot can also be used for civilian purposes and bring solutions that do not yet exist for different tasks that require high-end stabilization, such as: vertical takeoff and landing (“VTOL”) robotic landing gear for drones, VTOL aircrafts and medical aid robotic uses. We do not initially intend to focus on the sale of the robot for civilian purposes but expect our sales of the robot to increase as additional product options expand. We will also address, as needed, evolving regulation of civilian UASs.

TIKAD mounted with M4 5.56mm Assault Rifle and the Control Unit

Assembly and Testing

Currently, we assemble both our robots and UAS Octocopter at our facilities in Israel. We outsource the production of certain components to third-party manufacturers, from which we purchase supplies and custom-made machined parts required for the production of our robots and UAS Octocopter, all of which we assemble with the final product in our facilities. We currently source our parts and materials from approximately twenty (20) suppliers located primarily in the United States, Europe, Israel and China. We are not, however, dependent on any single manufacturer. In addition, while the components we purchase are built according to our specific designs and requests, we believe the components and materials we purchase are common in nature and can easily be obtained from alternative suppliers, if necessary. Components are tested and approved against the expected points of failure during extended and aggressive operations. For example, we test items such as the load carrying capacity of our products as well as various software components. After the lab testing phase, the robot and UASs undergoes a series of field tests which examine the operation of each function. Results are combined with multi-phased airborne testing.

In addition, we have not executed supply agreements with our third-party suppliers. More importantly, our proprietary and confidential complex kinematic algorithms and control software is our most valuable intellectual property. We have built an in-house laboratory to support the assembly and commercialization of our products. We believe that the current size and capacity of our in-house laboratory, located at our facilities in Israel, will be sufficient to support all of our commercialization activities in the near future.

Market Strategy

We expect that our growth will initially derive from sales of TIKAD (our robot mounted on UAS Octocopter platform), and later from sales of our robot mounted on other platforms, such as light all-terrain vehicles and sea-mounted on boats.

●	Focus on sales in the United States. We believe that the United States military will be our lead and reference customer. The United States alone presents a significant and diverse market opportunity – special operation forces units, various counter-terrorism (federal, state and city) units, regular local police forces (the use of less-lethal weapons), U.S. Army, National Guard, U.S. Navy, Coast Guard and the Border Police.

●	Sales to NATO. We believe adoption of our products in the United States will open the markets in countries that are U.S. allies such as the NATO countries.

●	Civilian Market. We believe that our robot, due to its novel and unique capabilities, including stabilization of six degrees of freedom in real-time, can bring solutions that do not yet exists for different tasks that require high end stabilization, such as VTOL robotic landing gear for drones and aircraft that enables take-offs and landings on uneven terrain and on steep slopes and medical uses for robotic procedures which need high accuracy.

Intellectual Property

Our success depends, at least in part, on our ability to protect our proprietary technology and intellectual property, and to operate without infringing or violating the proprietary rights of others. We rely on a combination of trade-secrets, know-how, and other contractual rights (including confidentiality and invention assignment agreements) to protect our intellectual property rights. We also restrict access to our sensitive intellectual property information to our most senior management.

To protect certain key technologies, we have submitted a U.S. patent Application for stabilization system patents, which is pending. We do not know whether any of our current or future patent applications will result in the issuance of any patents.

Sales and Marketing

Marketing and sales efforts are currently concentrated on TIKAD. Our robot has been designated as a unique system by the IMOD and has received official approval as the sole supplier of this solution to the IMOD. The IMOD has also publicly endorsed our combined robotic and UAS system, which we market under the commercial name TIKAD, as an innovative future battlefield technology that may be implemented by the Israeli Defense Forces (the “IDF”).

We are currently in the process of building up our sales and marketing infrastructure primarily in the United States. This includes cooperation with agents, distributors and resellers of products that are experienced in our market. We have engaged an experienced U.S.-based strategic consultant for U.S. Government and Customer relations with a proven track record in the Defense market. We intend to focus our sales efforts in the United States because the U.S. military in general and special operation forces units in particular are expected to be our largest customers, both in our early commercialization stage and for the foreseeable future.

Competition

While we believe that our products are novel, and that we have unique knowledge of military operational demands and challenges and years of developing complex military airborne systems and advanced robotics, the defense industry is a competitive environment. Competition is based on product and program performance, price, reputation, reliability, life cycle costs, overall value to the customer and responsiveness to customer requirements. This includes the ability to respond to rapid changes in technology. In addition, our competitive position sometimes may be affected by specific requirements in particular geographic and product markets.

Continuing consolidation in the defense industry has affected competition. In addition, many major prime contractors are increasing their in-house capabilities. These factors have decreased the number but increased the relative size and resources of our competitors. We plan to continually adapt to market conditions by adjusting our business strategy to changing market conditions. In addition, we plan to seek to enter into strategic partnership and cooperation agreements that we believe can assist us in overcoming the challenges of competing in our industry. We also anticipate continued competition in defense markets due to declining defense budgets in many countries.

Our competitors, either alone or through their strategic partners, might have substantially greater name recognition and financial, technical, manufacturing, marketing and human resources than we do. These entities may also have significantly greater experience and infrastructure in commercializing defense products, obtaining regulatory approval for those products and commercializing those products around the world.

Government Regulation

Government Contracting Regulations. We operate under laws, regulations and administrative rules governing defense and other government contracts, mainly in Israel and the United States. Some of these carry major penalty provisions for non-compliance, including disqualification from participating in future contracts. In addition, our participation in governmental procurement processes in Israel, the United States and other countries is subject to specific regulations governing the conduct of the process of procuring defense and homeland security contracts.

Israeli Export Regulations. Israel’s defense export policy regulates the sale of a number of our systems and products. Current Israeli policy encourages exports to approved customers of defense systems and products such as ours, as long as the export is consistent with Israeli government policy. Subject to certain exemptions, a license is required to initiate marketing activities. We also must receive a specific export license for defense related hardware, software and technology exported from Israel. Israeli law also regulates export of “dual use” items (items that are typically sold in the commercial market but that also may be used in the defense market). We have filed marketing applications with the IMOD and have already received marketing approvals for about fifty (50) countries including the U.S. It is expected that in the mid-term more than seventy-five (75%) of our revenue will be derived from exports subject to Israeli export regulations.

Approval of Israeli Defense Acquisition. The Israeli Defense Entities Law (Protection of Defense Interests) establishes conditions for the approval of an acquisition or transfer of control of an entity that is determined to be an Israeli “defense entity” under the terms of the law. Designation as a “defense entity” is to occur through an order to be issued jointly by the Israeli Prime Minister, Defense Minister and Economy Minister. Although no such orders relating to us have been issued as of the date hereof, it is possible that our Israeli subsidiary may be designated as a “defense entity” under the law. An order (pursuant to the law) would establish conditions and restrictions regarding non-Israeli control of our Israeli subsidiary. For example, Israeli government approval might be required for acquisition of twenty-five percent (25%) or more of the voting securities or a smaller percentage of shares of common stock that grant “means of control” in the Company, if such were to directly affect the control of our Israeli subsidiary. Means of Control for the purposes of the law includes the right to control the vote at a shareholders’ meeting or to appoint a director.

Approval of U.S. and Other Defense Acquisitions. Many countries in addition to Israel also require governmental approval of acquisitions of local defense companies or assets by foreign entities. Mergers and acquisitions of certain types of defense related businesses in the U.S. are subject to the Foreign Investment and National Security Act (“FINSA”). Under FINSA, foreign acquisitions of certain types of defense related businesses in the U.S. require review, and in some cases approval, by the Committee on Foreign Investment in the United States (“CFIUS”). In that regard, if a foreign entity attempts to acquire us or all of our domestic assets, such transactions may be subject to FINSA, and in certain instances CFIUS has the authority to order divestment and cancellation of the transaction.

“Buy American” Laws. The U.S. “Buy American” laws impose price differentials or prohibitions on procurement of products purchased under U.S. government programs. The price differentials or prohibitions apply to products that are not made in the United States or that do not contain U.S. components making up at least fifty percent (50%) of the total cost of all components in the product. However, a Memorandum of Agreement between the United States and Israeli governments waives the “Buy American” laws for specified products, including most of the products we are currently selling in the United States.

Procurement Regulations. Solicitations for procurements by governmental purchasing agencies in Israel, the United States and other countries are governed by laws, regulations and procedures relating to procurement integrity, including avoiding conflicts of interest, corruption, human trafficking and conflict minerals in the procurement process. Such regulations also include provisions relating to information assurance and for the avoidance of counterfeit parts in the supply chain.

Anti-Bribery Regulations. We conduct operations in a number of markets that are considered high risk from an anti-bribery compliance perspective. Laws and regulations such as the Israel Penal Code, the Organization for Economic Cooperation and Development (“OECD”) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and corresponding legislation in other countries, prohibit providing personal benefits or bribes to government officials in connection with the governmental procurement process. Israeli defense exporters, like ourselves, are required to maintain an anti-bribery compliance program, including specific procedures, record keeping and training.

Audit Regulations. The IMOD may audit our books and records relating to its contracts with us. Our books and records and other aspects of projects that will be related to the U.S. defense contracts will be subject to audit by U.S. government audit agencies. Such audits review compliance with government contracting cost accounting and other applicable standards. If discrepancies are found this could result in a downward adjustment of the applicable contract’s price. Some other customers have similar rights under specific contract provisions.

Civil Aviation Regulations. Several of our products for commercial aviation applications are subject to flight safety and airworthiness standards of the U.S. Federal Aviation Administration and similar civil aviation authorities in Israel, Europe and other countries.

Environmental, Health and Safety Regulations. We are subject to a variety of environmental, health and safety laws and regulations in the jurisdictions in which we have operations. This includes regulations relating to air, water and ground contamination, hazardous waste disposal and other areas with a potential environmental or safety impact.

Employees

We currently have one full-time employees and have three (3) executive officers, our Chief Executive Officer, our Chief Technology Officer and our Chief Financial Officer. We hire freelance contractors and consultants in order to limit our operating expenses and therefore allowing us to scale as necessary. We maintain long-term relationships with these freelance contractors and consultants.

All of our consulting agreements include undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is limited for some employees by Israeli law.

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act.

As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our filings with the SEC will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.”  Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

DESCRIPTION OF PROPERTY

Our principal executive office is currently located at 1 Etgar Street, Tirat-Carmel, Israel. In July 2018 and June 2019, Duke Israel executed two independent lease agreements (the “2018 Lease” and the “2019 Lease”) to lease separate spaces at the address of our principal executive office. The July 2018 Lease was in effect until June 30, 2020 and afterwards continues on a monthly basis, subject to a 60 days’ prior notice of termination, while the June 2019 Lease is in effect for 12 months from the date thereof and includes two successive optional extension periods of 12 months each. In addition, pursuant to an agreement entered into by Duke, we have the right to use office space and receive other administrative services at a location in the State of Florida.

LEGAL PROCEEDINGS

On February 14, 2018, a complaint was filed against the: (i) Duke, (ii) Duke Israel, (iii) Aphek Trading Kadosh and Razi Ltd. (“Aphek”) an Israeli corporation owned by Raziel Atuar and Amir Kadosh, and (iv) Mr. Sagiv Aharon, currently, Duke’s CTO and Director by Blackhawk Laboratories (the “Plaintiff”), a U.S. based company, in the Central District of Israel (Case No. 31727-02-18). Following a procedural agreement between the Plaintiff and defendants, the complaint was transferred to the District Court in Tel Aviv.

The complaint asserts a claim for breach of contract, breach of duty, negligence and unjust enrichment with regards to a services agreement dated June 13, 2014, between the Plaintiff and Duke Israel. The complaint asserts that Duke Israel agreed to pay for certain services alleged to have been performed by the Plaintiff and that the Plaintiff was entitled to receive 8% of the issued and outstanding shares of common stock of Duke Israel over a 12-month period from June 2014 to June 2015.

The Plaintiff’s complaint seeks an order requiring either Duke Israel to issue to the Plaintiff 8% of its issued and outstanding shares of our common stock; or alternatively for Duke to issue to the plaintiff 4.8% of its issued and outstanding shares of our common stock; or alternatively for Aphek and Mr. Aharon Sagiv to transfer 8% of their shareholdings in Duke to the Plaintiff.

The defendants believe the Plaintiff’s complaint has no merit and they intend to vigorously defend the lawsuit.

Duke does not believe the lawsuit will have a material effect on the Company as Mr. Raziel Atuar, Mr. Amir Kadosh and Mr. Sagiv Aharon have agreed to indemnify the Company and Duke Israel for any losses to the Company and Duke Israel as a result thereof, including, but not limited to monetary damages and be responsible for the issuance of any shares of common stock of Duke Israel or Duke in the event the Plaintiff is successful in its lawsuit.

MANAGEMENT

Our directors and executive officer and their ages as of April 20, 2021, are as follows:

Name	Age	Position
Yariv Alroy	60	Chairman
Yossef Balucka	52	Chief Executive Officer and President
Sagiv Aharon	40	Chief Technology Officer and Director
Erez Nachtomy	59	Vice Chairman
Eran Antebi	50	Director
Shlomo Zakai	51	Chief Financial Officer

Yariv Alroy, Director and Chairman. Mr. Yariv Alroy is the Managing Director of T.N.S.A Consulting and Management LTD., a private consulting services and investments firm. From 1989 to 1993 Mr. Alroy worked for an Israeli law firm, with his last position as a partner. From 1993 to 1997, Mr. Alroy served as COO of SHAHAL Medical Services, and from 1997 to 2000 as Managing Director of SHL International Ltd. From 2000 until January 2016 Mr. Alroy served as Co-CEO of SHL Telemedicine LTD a company in the field of medical technology development and provision of global telemedicine services, including in the United States, Germany, India, Japan and Israel, traded in the Swiss Stock exchange (SWX:SHLTN). In December 2018 Mr. Alroy was nominated as member of the board of directors and Chairman of SHL Telemedicine. Yariv Alroy holds an LL.B from Tel Aviv University.

Yossi Balucka, CEO and President. Mr. Yossef Balucka has been serving as CEO and President of our Company, Duke and Duke Israel since March 2021. Prior to entering the private sector, Mr. Balucka served for twenty-five years in various field and headquarters positions in the Israeli Navy and retired as Colonel. Following his retirement from the Israeli Navy, between 2014 to 2016, Mr. Balucka served as a senior executive and management member for retail and customer service at Partner Communications Ltd. (TASE:PTNR), one of the leading mobile telecommunications companies in Israel. From 2017 to 2019 Mr. Balucka served as the CEO of Electra Technologies Ltd., a division of Electra Ltd. (TASE:ELTR), which is active in the fields of integrated electro-mechanical and construction. Since 2019 Mr. Balucka is the owner of T.R. Eshkolot Com Services Ltd., providing global strategic consulting services. Mr. Balucka holds a BA in Economics and Business Administration and an MA in Social Sciences from the Haifa University, and MA in Public Administration from the Bar Ilan University.

Sagiv Aharon, CTO and Director. Mr. Sagiv Aharon co-founded Duke Israel and served as the Company’s CEO from March 2020 until March 2021. From 2008 to 2010, Mr. Aharon worked at the Israeli Aerospace Industry as a structural design engineer on a classified hybrid structure (composite/metal) air vehicle. From 2010 to 2011, Mr. Aharon worked at Rafael Advanced Weapon Systems Ltd. as a mechanical design engineer for complex active/reactive armor solutions for land vehicles. From 2011 to 2012, Mr. Aharon worked for Elbit Systems Ltd. (NASDAQ:ESLT) as a mechanical design engineer and a system integrator at several remotely operated weapon systems upon land vehicles. Mr. Aharon also serves as the CEO of Axis Aerospace Mechanical Design Ltd., a company working in the field of airborne structural projects and flight experiments, following strict aerospace level quality standards (AS9100). Mr. Aharon holds a B.Sc. in mechanical engineering with specialty in control and robotics from the Technion – Israel Institute of Technology.

Erez Nachtomy, Director, Vice Chairman of the Board. Mr. Erez Nachtomy is the Managing Director of Ermi Nachtomy Assets Ltd., a private consulting services and investments firm. Since May 2020 Mr. Nachtomy is the Acting CEO of SHL Telemedicine Ltd. (SWX:SHLTN). From 1989 until 2001, Mr. Nachtomy practiced law as an associate in one of the leading law firms in Israel, becoming a partner in the firm in 1994 and later on promoted to a senior partner. In March 2001, Mr. Nachtomy joined the executive team of SHL Telemedicine Ltd. (SWX:SHLTN), as Vice President, and from January 2005 to December 2016 he served as Executive Vice President. SHL Telemedicine Ltd. is active in the field of medical technology development and provision of global telemedicine services, including in the United States, Germany, India and Japan. In December 2018 Mr. Nachtomy was nominated as Member of the Board of SHL Telemedicine, and since May 2021 Mr. Nachtomy has been serving as the acting CEO of SHL Telemedicine Ltd. Mr. Nachtomy holds an LL.B. from Tel Aviv University, Israel.

Eran Antebi, Director. Mr. Antebi is the Finance Director Omrix Biopharmaceuticals Ltd. (a Johnson & Johnson company) since February 2017. Prior to that he was CFO of SHL Telemedicine Ltd. (SWX:SHLTN) since 2008. Mr. Antebi joined SHL in May 2004 as CFO of Shahal Israel. Prior to joining SHL, from 2000 to 2004, Mr. Antebi was a manager with Ernst & Young in Israel. Mr. Antebi is a certified public accountant (CPA) in Israel and holds a B.A. in Accounting and Economics from Tel Aviv University, Israel.

Shlomo Zakai, Chief Financial Officer. Mr. Zakai brings extensive and proven experience in similar positions with companies operating in international markets and related industries. Prior to joining the Company Mr. Zakai served as the Chief Financial Officer of Save Foods, Inc. (SAFO:OTC) (August 2017 to date), Sonovia Ltd. (NNTTF:OTC) (October 2014 to August 2020), Blue Sphere Corp. (BLSP:OTC) (January 2012 till May 2016) and of Todos Medical Ltd. (TOMDF:OTC) (February 2017 till January 2018). Prior to that, Mr Zakai worked as an accountant for nine years at Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member firm of Ernst & Young Global, where he last served as a Senior Manager and worked with technology companies publicly traded on the Nasdaq Stock Market and on the Tel Aviv Stock Exchange. Mr. Zakai holds a B.A. in accounting from the College of Management in Rishon Le’Zion, Israel.

Family Relationship

There is no family relationship among the directors and officers of the Company.

Involvement in Certain Legal Proceedings

Over the past ten (10) years, none of our directors or our executive officers have been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a future’s commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in “Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Corporate Governance

Committees

We do not have an audit or compensation committee and have no independent directors that examines transactions of the nature described herein this item. We do not have any audit or compensation committee. the board of directors performs these functions as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions. To the extent possible, a majority of the disinterested members of our board of directors will approve future affiliated transactions. Additionally, because the Company’s Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

We uphold a set of basic values to guide our actions and are committed to maintaining the highest standards of business conduct and corporate governance. Effective March 9, 2020, we adopted an Amended and Restated Code of Business Conduct and Ethics for directors, officers (including our principal executive officer and principal financial officer) and employees, which, in conjunction with our Certificate of Incorporation, and Bylaws, as amended (the “Bylaws”) form the framework for governance of UAS. The Code of Ethics and Business Conduct, Bylaws and Article of Incorporation are available at our corporate offices. Stockholders may request free printed copies of these documents from:

UAS Drone Corp.

Attn: CFO

Etgar 1 St.

Tirat Carmel, Israel, 3903212

EXECUTIVE COMPENSATION – UAS DRONE CORP.

Summary Compensation Table

The following sets forth the compensation of UAS’s Chief Executive Officer during fiscal 2020, and the other persons who served as executive officers during the Company’s fiscal year ended December 31, 2020. Unless otherwise noted, the amounts shown represent what was earned in the Company’s fiscal year ended December 31, 2020.

SUMMARY COMPENSATION TABLE – FISCAL YEAR ENDED DECEMBER 31, 2020

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in Pension Value and Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Grant A. Begley – CEO*	2020	100	0	0	0	0	0	0	100
	2019	7,500	0	0	0	0	0	0	7,500	(**)

Chris Leith – Acting CFO*	2020	100	0	0	0	0	0	0	100
	2019	0	0	0	0	0	0	0	0

Sagiv Aharon – Former CEO and current CTO and Director*	2020	48,577	0	0	0	0	0	0	48,577
	2019	0	0	0	0	0	0	0	0

Shlomo Zakai – CFO*	2020	13,472	0	0	0	0	0	0	13,472
	2019	0	0	0	0	0	0	0	0

(*)	Grant A. Begley and Chris Leith are no longer executive officers. Messrs. Aharon and Zakai became members of our executive officers, as the case may be, following the Share Exchange.

(**)	During the years ended December 31, 2020 and December 31, 2019, the Company accrued pay in the amount of $200 and $7,500, respectively, to its Chief Executive Officer and Chairman of the Board for his services. The total accounts payable of the Company to its former Chief Executive Officer and Chairman of the Board for his services is $32,500 as of December 31, 2020. The account payable was compromised and converted to shares of the Company post-Share Exchange in conjunction with the Share Exchange.

Restricted Stock Awards

There were no shares of restricted stock awarded during the Company’s fiscal year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards for the named executives as of December 31, 2020. Note that the 5,000 shares expiring on December 31, 2019 were granted prior to expiration in conjunction with the Share Exchange.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards for the year ended December 31, 2020.

Grants of Plan-Based Awards for 2020

There were no plan-based equity awards made to our executive officers during fiscal 2020.

Option Exercises and Stock Vested

There are no option exercises and restricted stock that vested during fiscal 2020 for our named executives.

Pension Benefits

The Company does not have any plans that provide for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

The Company does not have a Deferred Compensation Plan for its executive officers.

Other Potential Post-Employment Payments

As of December 31, 2020, there were no named executives with employment contracts that require or required severance or other post-employment payments.

Summary Information about Equity Compensation Plans

As of December 31, 2020, we had no stock option plans.

No Loans for Option Exercises. It is our policy to not make loans to employees or officers for the purpose of paying for the exercise of stock options.

Director Compensation

We reimburse directors for out-of-pocket expenses they incur when attending meetings of the board of directors. On April 12, 2020, effective as of March 1, 2020, our board of directors approved payment of certain fees to our directors in the amounts of $4,980, $4,980 and $6,950 per month to our directors, Yariv Alroy, Sagiv Aharon and Erez Nachtomy (each, an “Active Director”), respectively. On April 12, 2020, we also enacted a policy to pay each director (that is not otherwise an Active Director) an amount of $1,500 for each calendar quarter and $400 for attendance of each meeting of the board of directors. These amounts are exclusive of Israeli VAT, if applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of April 20, 2021 regarding the beneficial ownership of our common stock, for:

●	each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our common stock;

●	each director;

●	each named executive officer; and

●	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person listed below is c/o Duke Robotics, 1 Etgar Street (1st Floor), Tirat-Carmel, Israel 3903212.

We relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and 13G and Forms 3, 4 and 5. As of April 20, 2021, there were 41,169,035 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
5% Stockholders:
Afek Trading – Kadosh and Razi Ltd.(2)	7,659,536	18.61%
Elisheva Ansbacher(3)	3,093,771	7.40%
Ximena Benitez Garcia(4)	3,093,771	7.40%
Moshe Zuk(5)	2,375,475	5.71%
Eran Meytal(6)	2,144,954	5.12%
Named Executive Officers:
Grant A. Begley**	85,968	*
Christopher Leith**	300	*
Christopher M. Nelson**	-	-
Sagiv Aharon	5,061,631	12.29%
Yariv Alroy	5,813,266	14.12%
Eran Antebi	-	-
Yossef Balucka	-	-
Erez Nachtomy	1,316,801	3.20%
Shlomo Zakai	-	-
All directors and executive officers as a group (9 Persons)**	12,277,967	29.82%

*	Less than 1%.

**	Grant A. Begley, Christopher Leith and Christopher M. Nelson are no longer members of our board of directors or executive officers, as the case may be. Messrs. Aharon, Alroy, Nachtomy, Antebi and Zakai became members of our board of directors and executive officers, as the case may be, following the Share Exchange.

(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from April 20, 2021, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of April 20, 2021.

(2)	Address: C/O Mr. Amir Kadosh, Zabotinsky 50, Givat Shmuel, Israel.

(3)	Includes 645,053 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by the shareholder at the conversion price in effect as of the date of this Current Report Address: 5201 Pine Tree Dr., Miami Beach, FL,33140, USA.

(4)	Includes 645,053 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by the shareholder at the conversion price in effect as of the date of this Current Report. Address: Protasio Tagle 59, San Miguel Chapultepec, 11850, Miguel Hidalgo, CDMX, Mexico.

(5)	Includes 512,476 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by an affiliate of the shareholder at the conversion price in effect as of the date of this Current Report. Zuk Marble Products 1998 Ltd. is the lender under the Convertible Loan Agreement, and to the Company’s knowledge, this is a company held and controlled by Moshe Zuk and as a result thereof, Mr. Zuk may be deemed to be the beneficial owner of such shares. Address: 22 Hataas Street, Kfar Saba, Israel.

(6)	Includes 430,037 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by an affiliate of the shareholder at the conversion price in effect as of the date of this Current Report. Alonim Marketing and Sales Promotion Ltd. is the lender under the Convertible Loan Agreement, and to the Company’s knowledge, this is a company held and controlled by Eran Meytal and as a result thereof, Mr. Meytal may be deemed to be the beneficial owner of such shares. Address: 31 Mordekhai Elkakhi Street, Tel Aviv, Israel.

Changes in Control

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Loan Agreements

On January 1, 2015 the Duke executed a Loan Agreement with Aphek, whereby Aphek agreed to provide a loan up to an amount of approximately $132,000 (the “Aphek Loan”). On January 1, 2015 Duke executed a Loan Agreement with Sagiv Aharon whereby he agreed to provide a loan of approximately $55,000 (the “Sagiv Loan”). The Aphek Loan and Sagiv Loan bear interest rates as defined in Section 3(j) of the Israeli tax ordinance (the interest rate for 2015 is 3.05% and 2.56% for 2016). On June 5, 2016, Duke executed a Loan Agreement with Iki Alroy Investment Ltd., Erez Alroy Investment Ltd. and Ermi Nachtomy Assets Ltd. (collectively, the “Lenders”), whereby the Lenders agreed to provide a loan in an aggregate amount of $100,000 to $500,000 in the aggregate (the “Group Loan”). Pursuant to the terms of the Group Loan, the Lenders were scheduled to provide monthly installments of between $20,000 and $40,000, subject to the Lender’s discretion. The Group Loan bears an annual fixed interest rate of 3%. Any additional amounts lent to Duke in 2017 by Aphek, Sagiv or the Lenders, over the amounts stated in the Aphek Loan and Sagiv Loan agreements or the Group Loan agreement, were made available to Duke on the same terms as stated in the respective agreements.

On November 20, 2017, Duke Israel made available to Mr. Sagiv Aharon, Duke’s CEO and CTO and Director, a loan in the amount of $10,000. This loan shall bear interest rates as defined in the Israeli tax ordinance. The Loan, including the accumulated interest amount, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by Mr. Aharon to Duke according to a loan agreement dated January 1, 2015; or (iii) from any dividend or other distribution to be made by Duke to its shareholders. Mr. Aharon is entitled to repay the outstanding amount of the loan at any time.

On November 20, 2017, Duke made available to Mr. Raziel Atuar, then Duke’s CEO, a loan in the amount of $10,000. The loan shall bear an annual fixed interest of 3.25%. This loan, including the accumulated interest, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by Aphek to Duke Israel, according to a loan agreement dated January 1, 2015; (iii) from any dividend or other distribution to be made by Duke to its shareholders. Mr. Atuar is entitled to prepay the outstanding amount of the loan at any time.

The loans made from Duke to each of Messrs. Aharon and Atuar were extinguished in connection with the Debt Cancellation Letters (as defined below) and are referred to as the Personal Loans.

Before entering into the Share Exchange Agreement, Duke entered into debt cancellation letters (the “Debt Cancellation Letters”) with each of the Lenders who are parties to the Group Loan and with each of Aphek and Sagiv Aharon under each of the Aphek and Sagiv Loans and their respective Personal Loans. Pursuant to the Debt Cancellation Letters, (i) 166,602 shares of Duke common stock were issued in exchange for the cancellation of $123,286 in debt, leaving $55,394 outstanding under the Aphek Loan, (i) 75,059 shares of Duke common stock were issued in exchange for the cancellation of $55,544 in debt, leaving $24,956 outstanding under the Sagiv Loan and (i) 600,474 shares of Duke common stock were issued in exchange for the cancellation of $444,350 in debt, leaving $199,650 outstanding under the Group Loan (collectively, the “Outstanding Duke Debt”).

The Outstanding Duke Debt, including interest (which shall bear an annual fixed interest rate of 3% as of January 1, 2020), shall be repaid at the date upon which Duke or the Company raises at least $15 million and has achieved earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the Effective Time and the full repayment of the amounts outstanding under the Convertible Loan Agreements, unless such repayment is otherwise waived by the parties to the Convertible Loan Agreements.

Registration Rights Agreement

The Company entered into the Registration Rights Agreement with, among others, Alpha, GBC, the Primary Lenders, to permit them to have their securities in the Company included in a registration statement for resale by the holder when filed by the Company on a piggyback basis and one demand registration right. The Company is responsible for bearing the costs of any of these acts of registration of the securities. The Company filed a Registration Statement on Form S-1 with the SEC, which was declared effective on June 19, 2020, in compliance with the requirements of the Registration Rights Agreement.

Director Independence

The board of directors has not determined that we have any independent directors.

DESCRIPTION OF SECURITIES

Under the Articles of Incorporation, the Company is authorized to issue up to one hundred million (100,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

The following is a summary of some of the terms of the Company’s Common Stock, which is the Company’s only class of securities registered under Section 12 of the Act. The Common Stock is listed on the OTCQB under the symbol “USDR.” This summary is not complete, and is subject to and qualified by the provisions of the Company’s Articles and the Company’s Bylaws. The terms of the Common Stock are also subject to and qualified by the applicable provisions of the Nevada Revised Statues.

Common Stock

The holders of shares of Common Stock vote together as one class on all matters as to which holders of Common Stock are entitled to vote. Except as otherwise required by applicable law and subject to the preferential rights of any outstanding Preferred Stock, all voting rights are vested in and exercised by the holders of Common Stock with each share of our Common Stock being entitled to one vote, including in all elections of directors. The Company does not have a classified board of directors (the “Board”). Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of legally available funds therefore. The Company has not declared any dividends on its Common Stock and does not anticipate paying any dividends on its Common Stock in the foreseeable future. In the event of the Company’s liquidation, dissolution or winding up, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no cumulative voting rights and no preemptive or other rights to subscribe for shares of the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Common Stock currently outstanding are fully paid and non-assessable.

Anti-Takeover Effects of the Company’s Articles and Bylaws

Certain provisions of the Company’s Articles and Bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. For example, the Company’s Articles and Bylaws include provisions that:

●	allow the Board, subject to a majority vote of the entire Board, to amend the Company’s Bylaws at any meeting;

●	provide that only stockholders owning twenty five percent (25%) in amount of the entire capital stock of the Company’s issued and outstanding and entitled to vote may call a special meeting of the Company’s stockholders;

●	provide that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law;

●	the Board may from time to time increase or decrease the number of directors then comprising the Board, and may from time to time fill any vacancies, if any, on the Board; and

●	empower the Board to issue from time to time one or more series of Preferred Stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters among such series of Preferred Stock as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights.

SELLING STOCKHOLDERS

This prospectus relates to the sale, from time to time, by the Selling Stockholders identified in this prospectus of up to 18,200,592 shares of Company’s Common Stock, consisting of: (i) 9,623,621 shares of Common Stock issued on March 6, 2020, to the Primary Lenders in connection with the Note Conversion; (ii) 3,730,485 shares of Common Stock issued to certain shareholders of Duke named in this prospectus, in connection the execution of the Share Exchange Agreement; (iii) 1,196,753 shares of Common Stock issued to certain shareholders of the Company named in this prospectus; (iv) 2,580,214 shares of Common Stock shares of Common Stock issuable upon full conversion of the Convertible Loan Agreements in the aggregate amount of $965,000; and (v) 1,069,519 shares of Common Stock issuable upon full conversion of the New Debentures in the aggregate amount of $400,000.

On March 4, 2020, the Company consummated a Share Exchange Agreement with Duke and certain shareholders of Duke who executed and delivered the Share Exchange Agreement, pursuant to which Duke became a majority-owned subsidiary of the Company. The Share Exchange closed on March 9, 2020. Pursuant to the terms of the Share Exchange Agreement, at the Effective Time, the Company issued an aggregate of 28,469,065 shares of its common stock to the Duke stockholders in exchange for 22,920,107 shares of Duke’s issued and outstanding shares of common stock, representing approximately 99% of Duke’s issued and outstanding shares of common stock.

In conjunction with the consummation of the Share Exchange, and as a condition thereof, the Company entered into the following agreements: (1) several Convertible Loan Agreements, on the same terms, in the aggregate amount of $965,000; (2) several Securities Exchange Agreements with Alpha and GBC, outstanding debt holders of the Company, to respectively cancel existing debentures or debt in the total amount of $658,323 and in exchange issue the New Debentures and 698,755 and 65,198 shares of common stock to each of Alpha and GBC, respectively; (3) several Securities Exchange Agreements, on the same terms, to exchange the Promissory Notes for 9,623,621 shares of Company’s Common Stock; and (4) a Registration Rights Agreement with GBC, Alpha, the Primary Lenders and certain Duke shareholders.

The New Debentures are in the aggregate amount of $400,000, mature three years from the date of their issuance, or on March 9, 2023, years, bear interest at a rate of 8% per year and are only convertible into shares of the Company’s Common Stock, at the Original Conversion Price of $0.374; provided, however, that such Original Conversion Price shall be adjusted downward in the event that the Company, as applicable, sells or grants any options to purchase or sells or grants any right to reprice, or otherwise dispose or issues any common stock or common stock equivalents entitling any purchaser to acquire shares of the Company’s Common Stock at a Dilutive Event. In the event of a Dilutive Event at any time from the Effective Time through the six (6) month anniversary of the Effective Time, any such adjustment shall occur immediately after the completion of such period.

Pursuant to the Convertible Loan Agreements, the Primary Lenders have the option to convert the unpaid balance of their respective Convertible Loans into shares of the Company’s Common Stock based on the lower of (A) lowest effective price per share set in connection with any funds raised by the Company during the six (6) months following the Effective Time (“effective price” per share means (i) if only shares of Company common stock are sold in a transaction, the amount actually received in cash by the Company and (ii) if shares of Company common stock are sold in a transaction and, in connection therewith additional securities or rights are sold or otherwise issued, the amount actually received in cash by the Company, for the shares of Company common stock and such additional rights upon their issuance, reduced by the aggregate fair market value of the additional rights (as determined using the Black-Scholes option pricing model or another method determined by the Company in good faith), in each case divided by the number of shares of Company common stock issued in such transaction); (B) 80% of the lowest effective price per share set in connection with any funds raise by the Company at any time subsequent to six (6) months following the Effective Time until such time as the Loans are fully repaid or otherwise converted (provided however that such price per share shall not be available in the event of an issuance of Alternative Securities (as defined below) to the Primary Lender); (C) a price per share reflecting a post-money valuation of the Company of $15,000,000 following the next investment in the Company following the Effective Time; or (D) the conversion price, as adjusted for a Dilutive Event, under the New Debentures. The conversion price is currently $0.374. For additional information regarding the provisions of the Convertible Loan Agreement and the other related agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.

We are registering the shares hereby pursuant to the terms of our Registration Rights Agreement with the Selling Stockholders at prevailing market prices. All of the Resale Shares, when sold, will be sold by these Selling Stockholders. The Selling Stockholders identified in the table below may offer all or part of the Resale Shares from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any Resale Shares immediately upon effectiveness of this prospectus.

Other than the relationships described herein, to our knowledge, none of the Selling Stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the Selling Stockholders has held a position as an officer or director of ours, nor has any Selling Stockholder had any material relationship of any kind with us or any of our affiliates, except that certain Selling Stockholders acquired shares of our common stock and the convertible debentures in the transactions described above. All information with respect to share ownership has been furnished by the Selling Stockholders, unless otherwise noted. The shares being offered are being registered to permit public secondary trading of such shares and each Selling Stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, other than the relationships described below, none of the Selling Stockholders has any family relationships with our officers, directors or controlling stockholders.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of any convertible debentures, as of April 20, 2021, assuming full conversion of all the convertible debentures held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercise.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholders, this prospectus generally covers the resale of at least 18,200,519 shares of common stock issued to the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering (1)	Maximum Number of Shares of Common Stock Offered by this Prospectus	Maximum Number of Shares to be Offered in the Offering

Elisheva Ansbacher (2)	—	3,050,959	3,050,959
Ximena Benítez Garcia (3)	—	3,050,959	3,050,959
Noam Danenberg (4)	—	1,664,041	1,664,041
Moshe Zuk	—	1,911,425	1,911,425
Eran Meytal	—	1,603,937	1,603,937
Erez Alroy (5)	—	1,242,100	1,242,100
Erez Alroy Investments Ltd. (6)	—	74,701	74,701
D-Beta One EQ Ltd. (7)	—	120,761	120,761
Runuman Ltd. (8)	—	869,470	869,470
Shmuel Yanay	—	1,423,453	1,423,453
GreenBlock Capital, LLC (9)	432,800	762,848	762,848
Alpha Capital Anstalt (10)	—	1,503,423	1,503,423
Zuk Marble Products 1998 Ltd. (11)	—	512,476	512,476
Alonim Marketing and Sales Promotion Ltd. (12)	—	430,037	430,037
Total	432,800	18,200,592	18,200,592

*	less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

(2)	Consists of 2,405,906 shares of Common Stock and 645,053 shares of Common Stock issuable upon the full conversion of the currently outstanding principal amount of the of the Convertible Loan Agreement at the conversion price in effect as of the date of this prospectus. Address: 5201 Pine Tree Dr., Miami Beach, FL,33140, USA.

(3)	Consists of 2,405,906 shares of Common Stock and 645,053 shares of Common Stock issuable upon the full conversion of the currently outstanding principal amount of the of the Convertible Loan Agreement at the conversion price in effect as of the date of this prospectus. Address: Protasio Tagle 59, San Miguel Chapultepec, 11850, Miguel Hidalgo, CDMX, Mexico.

(4)	Consists of 1,296,447 shares of Common Stock and 347,594 shares of Common Stock issuable upon the full conversion of the currently outstanding principal amount of the of the Convertible Loan Agreement at the conversion price in effect as of the date of this prospectus. Address: 4 Borochov Street, Hod Hasharon, Israel 4520404.

(5)	Erez Alroy is the brother of Yariv Alroy, our Chairman of the Board of Directors.

(6)	Erez Alroy, Chief Executive Officer of Erez Alroy Investments Ltd., has sole voting and dispositive power over our shares held by the selling stockholder. Address: Yehiel Drezner 1, Tel Aviv, Israel.

(7)	David Gonzales, a Partner and General Counsel of Yorkville Advisors Global LP, has sole voting and dispositive power over our shares held by the selling stockholder. Address: C/O Maples Corporate Services Ltd, P.O. Box 309, Ugland House, Grand Cayman.

(8)	Eyal Segal, Chief Executive Officer of Runuman Ltd., has sole voting and dispositive power over our shares held by the selling stockholder. Address: 4 Hateena St., Ganot, Israel.

(9)	Includes 264,850 shares of Common Stock issuable upon full conversion of the currently outstanding principal amount of a convertible debenture entered into by the selling stockholder at the conversion price in effect as of the date of this prospectus. Chris Spencer, a Partner of GreenBlock Capital, LLC, has sole voting and dispositive power over our shares held by the selling stockholder. Address: 420 Royal Palm Way, #100 Palm Beach, FL 33480.

(10)	Includes 804,668 shares of Common Stock issuable upon full conversion of the currently outstanding principal amount of a convertible debenture entered into by the selling stockholder at the conversion price in effect as of the date of this prospectus. Konrad Ackermann, a Director of Alpha Capital Anstalt, has voting and dispositive power over our shares held by the selling stockholder. Address: Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein

(11)	Includes 512,476 shares of Common Stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by an affiliate of the shareholder at the conversion price in effect as of the date of this prospectus. Zuk Marble Products 1998 Ltd. is the lender under the Convertible Loan Agreement, and to the Company’s knowledge, this is a company held and controlled by Moshe Zuk and as a result thereof, Mr. Zuk may be deemed to be the beneficial owner of such shares. Address: 22 Hataas Street, Kfar Saba, Israel.

(12)	Includes 430,037 shares of Common Stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by an affiliate of the shareholder at the conversion price in effect as of the date of this prospectus. Alonim Marketing and Sales Promotion Ltd. is the lender under the Convertible Loan Agreement, and to the Company’s knowledge, this is a company held and controlled by Eran Meytal and as a result thereof, Mr. Meytal may be deemed to be the beneficial owner of such shares. Address: 31 Mordekhai Elkakhi Street, Tel Aviv, Israel.

We may require the Selling Stockholders to suspend the sales of the Common Stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

We are registering the securities issued to the Selling Stockholders to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus, pursuant to the provisions of the Registration Rights Agreement. As used in this Prospectus, “Selling Stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other permitted transfer.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities.

The Selling Stockholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at a fixed price of $0.374 per share, representing the Original Conversion Price set in the New Debentures. If and when our Common Stock is regularly quoted on an over-the-counter market or on a national securities exchange, the Selling Stockholders may sell their respective shares of Common Stock, from time to time, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Stockholders may also sell securities short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Stockholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge securities to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Act will be subject to the applicable prospectus delivery requirements of the Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Subject to the terms of the Registration Rights Agreement, the Company has no obligation to qualify the resale of any shares in any particular state.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the securities pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

We agreed to keep this prospectus effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 appearing in this prospectus and related registration statement have been audited by Halperin Ilanit CPA, an independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below.

We have filed a registration statement on Form S-1 under the Act with the SEC with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s website, which is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink.

UAS DRONE CORP.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

UAS DRONE CORP.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

UAS DRONE CORP., INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of UAS Drone Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years in the period ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year in the period ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2020, the Company has incurred accumulated deficit of $5,131 thousands and negative operating cash flows. These factor among others, as discussed in Note 1 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of’ these uncertainties. This matter is also described in the “Critical Audit Matters” section of our report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical audit matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern assessment

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2020, the Company has incurred accumulated deficit of $5,131 thousands and negative operating cash flows. These factor among others, as discussed in Note 1 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the financial statements. This matter is also described in the “Emphasis of Matter – Going Concern” section of our report.

We identified management’s assumptions used to assess the Company’s ability to continue as a going concern as a critical audit matter due to inherent complexities and uncertainties related to the Company’s Management’s plans. Auditing this assumptions involved especially challenging auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

The primary procedures we performed to address this critical audit matter included the following:

■	Assessing the reasonableness of key assumptions underlying management’s forecast operating cash flows, including revenue growth and gross margin assumptions and evaluating the reasonableness of management’s forecast operating cash flows

■	Evaluating the probability that the Company will be able to reduce capital expenditures and other operating expenditures if required

■	Assessing management’s plans in the context of other audit evidence obtained during the audit to determine whether it supported or contradicted the conclusions reached by management

■	Assessing the effect of events and agreement signed after balance sheet date.

Fair value measurement of Level 3 liabilities

As discussed in Notes 2M and 6 to the consolidated financial statements, the Company entered into several Convertible Loan Agreements and in accordance with ASC 815-15-25, the conversion feature was considered an embedded derivative instrument, and is to be recorded at its fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount.

The fair value of the convertible component was estimated by third party appraiser using the Black-Scholes option pricing model, to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. Under accounting principles generally accepted in the United States of America, these convertible component are generally classified as Level 3 convertible component.

We identified Level 3 convertible component as a critical audit matter because of the complex proprietary models and unobservable inputs management uses to estimate the fair value. This evaluation required a high degree of auditor judgment and an increased extent of effort, including the need to involve our internal valuation specialists who possess significant quantitative and modeling expertise, to audit and evaluate the appropriateness of these models and inputs.

Our audit procedures related to the complex proprietary models and unobservable inputs used by management to estimate the fair value of Level 3 convertible component included the following, among others:

●	We assessed the consistency by which management has applied significant unobservable valuation assumptions.

●	With the assistance of our internal valuation specialists, we evaluated the appropriateness of the valuation methodologies and techniques used in determining the fair value of Level 3 convertible component. Also, we evaluated the appropriateness of estimates of the key inputs used in determining the fair value of the Level 3 convertible component

/s/ Halperin Ilanit.

Certified Public Accountants (Isr.)

Tel Aviv, Israel

March 30, 2021

We have served as the Company’s auditor since 2019

UAS DRONE CORP.

CONSOLIDATED BALANCE SHEETS

(USD in thousands except share and per share data)

	December 31,	December 31,
	2020	2019
Assets
Current Assets
Cash and cash equivalents	105	23
Other current assets (Note 3)	19	23
Total current assets	124	46

Property and equipment, net (Note 4)	12	17

Total assets	136	63

Liabilities and Shareholders’ Deficit
Current Liabilities
Current maturities of long-term bank loan	6	32
Accounts payable	109	120
Other accounts liabilities (Note 5)	213	209
Stockholders loans (Note 7)	-	726
Convertible loans and debentures(Note 6B)	950	450
Fair Value of convertible component in convertible loan (Note 6B)	22	-
Total current liabilities	1,300	1,537

Convertible Loans (Note 6A)	371	-

Fair Value of convertible component in convertible loan (Note 6A)	26	-

Stockholders loans (Note 7)	288	280

Long term bank loans	-	5

Total liabilities	1,985	1,822

Stockholders’ Deficit (Note 8)
Common stock of $0.0001 par value each (“Common Stock”):
100,000,000 shares authorized as of December 31, 2020 and 2019; issued and outstanding 40,075,151 and 25,130,126 shares as of December 31, 2020 and 2019, respectively.	4	2
Additional paid-in capital	3,278	2,002
Accumulated deficit	(5,131)	(3,763)
Total stockholders’ deficit	(1,849)	(1,759)
Total liabilities and stockholders’ deficit	136	63

The accompanying notes are an integral part of the consolidated financial statements.

UAS DRONE CORP.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(USD in thousands except share and per share data)

	Year ended
	December 31
	2020	2019
Revenues	-	112
Cost of revenues	-	(105)
Gross profit	-	7

Research and development expenses	-	(75)
General and administrative expenses (Note 10)	(1,305)	(961)
Operating loss	(1,305)	(1,029)

Financing expenses, net	(63)	(82)
Net loss	(1,368)	(1,111)

Loss per share (basic and diluted) (Note 12)	(0.04)	(0.04)

Basic and diluted weighted average number of shares of Common Stock outstanding	37,285,015	25,027,075

UAS DRONE CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
BALANCE AT JANUARY 1, 2019	25,047,319	2	1,462	(2,652)	(1,188)

CHANGES DURING THE YEAR ENDED DECEMBER 31, 2019:

Share based compensation for services	82,807	*	540	-	540

Comprehensive loss for the year	-	-	-	(1,111)	(1,111)

BALANCE AT DECEMBER 31, 2019	25,130,126	2	2,002	(3,763)	(1,759)

CHANGES DURING THE YEAR ENDED DECEMBER 31, 2020:

Issuance of shares in exchange for extinguishment of debt	1,046,016	*	623	-	623

Issuance of shares in exchange for convertible loans	869,470	*	448	-	448

Share based compensation for services	1,423,453	*	645	-	645

Effect of Reverse Capitalization	11,606,086	2	(440)	-	(438)

Comprehensive loss for the year	-	-	-	(1,368)	(1,368)

BALANCE AT DECEMBER 31, 2020	40,075,151	4	3,278	(5,131)	(1,849)

The accompanying notes are an integral part of the consolidated financial statements.

UAS DRONE CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year ended
	December 31
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(1,368)	(1,111)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	5	2
Finance expenses	-	77
Stock based compensation	645	540
Interest on loans	(70)	-
Expenses with respect to convertible loans and debentures	2	-
Decrease (increase) in other current assets	(17)	97
Increase (decrease) in accounts payable	(52)	71
Increase (decrease) in other accounts payable	6	186
Net cash used in operating activities	(849)	(138)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured promissory notes	965	-
Repayments of long term banking institute	(34)	(29)
Net cash provided by (used in) financing activities	931	(29)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	82	(167)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	23	190

CASH AND CASH EQUIVALENTS AT END OF YEAR	105	23

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	126	3

Non cash transactions:
Issuance of shares in exchange for extinguishment of debt	623	-
Issuance of shares in exchange for convertible loans	448	-

The accompanying notes are an integral part of the consolidated financial statements.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL

UAS Drone Corp. (“the Company” or “USDR”) was incorporated under the laws of the State of Nevada on February 4, 2015. Prior to the Company’s formation, the operations were functioning under Unlimited Aerial Systems, LLP (“UAS LLP”). UAS LLP was formed under the laws of the State of Louisiana on August 22, 2014. Effective March 31, 2015, the Company completed a reverse merger with UAS LLP. The reverse merger was accounted for as a reverse capitalization.

On March 9, 2020, the Company closed on the Share Exchange Agreement (as defined hereunder), pursuant to which, Duke Robotics, Inc. (“Duke Inc.”) a corporation incorporated under the laws of the state of Delaware, became a majority-owned subsidiary of the Company. Duke Inc. has a wholly-owned subsidiary, Duke Airborne Systems Ltd. (“Duke Israel,” and collectively with Duke Inc., “Duke”), which was formed under the laws of the State of Israel in March 2014 and became the sole subsidiary of Duke after its incorporation.

On April 29, 2020, the Company, Duke Inc., and UAS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“UAS Sub”), executed an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which UAS Sub merged with and into Duke Inc. Upon closing of the Short-Form Merger (as defined hereunder), each outstanding share of UAS Sub’s common stock, par value $0.0001 per share, was converted into and became one share of common stock of Duke Inc., with Duke Inc. surviving as a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company intended to acquire the remaining outstanding shares of Duke Inc. held by certain stockholders of Duke Inc. that did not participate in the Share Exchange Agreement (as defined hereunder).

On April 30, 2020, the Company filed a Registration Statement on Form S-1, which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on June 19, 2020, to register: (i) 63,856 shares of common stock of the Company that were issued to certain stockholders of Duke Inc. upon the consummation of the Short-Form Merger; (ii) 14,614,751 shares of common stock of the Company of certain selling stockholders named in the S-1 Registration Statement; and (iii) 3,649,733 shares of common stock of the Company issuable upon conversion of Convertible Notes (see Note 6 below).

On June 25, 2020, at the closing of the transaction contemplated by the Merger Agreement, the Company issued 63,856 shares to certain Duke Inc. stockholders, and Duke Inc. became a wholly owned subsidiary of the Company.

The Company (collectively with Duke, the “Group”) is a robotics company dedicated to the development of an advanced robotics stabilization system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons. The Company’s advanced robotics system is able to achieve pinpoint accuracy regardless of the movement of the weapons platform or the target.

On January 29, 2021, the Company, through Duke Israel, and Elbit Systems Land Ltd., an Israeli corporation, entered into a collaboration agreement for the global marketing and sales, and the production and further development of our developed advanced robotic system mounted on an UAS, armed with lightweight firearms, which we market under the commercial name “TIKAD.”

Effective October 22, 2020, Company’s common stock in quoted on the OTC Markets Group, Inc.’s OTCQB® tier Venture Market, under the symbol “USDR”.

Merger Transaction

On March 4, 2020, USDR entered into a Share Exchange Agreement with Duke Inc., and certain shareholders of Duke Inc. who executed and delivered the Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which Duke Inc. became a majority-owned subsidiary of USDR (the “Share Exchange”). The Share Exchange closed on March 9, 2020. Such closing date is referred to as the “Effective Time.”

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL (continue)

Before entering into the Share Exchange Agreement: (i) Duke entered into debt cancellation letters (the “Debt Cancellation Letters”) with each of its Stockholders with regard to the Stockholders Loans.

Pursuant to the Debt Cancellation Letters, 842,135 shares of the Duke Inc. common stock (1,046,016 shares post Exchange Ratio) were issued in exchange for the cancellation of $623 in debt, leaving $280 of outstanding Stockholders Loans. These Stockholders Loans, including interest (which shall bear an annual fixed interest rate of 3% as of January 1, 2020), shall be repaid at the date upon which the Company raises at least $15 million and has achieved earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the Effective Time and the full repayment of the amounts outstanding under certain convertible loan agreements in the aggregate amount of $965 (each, a “Convertible Loan Agreement”) (see Note 6B) entered into at the Effective Time, unless such repayment is otherwise waived by the parties to the Investors’ Loan; (ii) Loans made from Duke to an executive officer and a former executive officer, who are also stockholders were extinguished in connection with the Debt Cancellation Letters; (iii) Duke issued a consultant 1,146,005 shares of the Duke Inc. common stock (1,423,453 shares post Exchange Ratio), at par value, regarding services rendered to Duke Inc. The fair value of the shares issued was estimated at $429 and were recorded to share based compensation expenses.; and (iv) a convertible loan agreement in amount of $400 bearing an annual interest rate of 6%, including accumulated interest in amount of $48, was converted into 700,000 shares of Duke Inc. common stock (869,470 shares post Exchange Ratio).

In conjunction with the consummation of the Share Exchange, and as a condition thereof, the USDR entered into the agreements listed below:

(i)	Convertible Loan Agreements, on the same terms, in the aggregated amount of $965 with several investors. The term of each investor’s loan is for 12 month and each such agreement bears annual interest of 15%, and at the discretion of USDR, the term of the investors’ loans can be extended for an additional 12 month period, which the Company did elect to extend (see also note 6 below). The investors have the option to convert the respective unpaid balance of their loan into shares of USDR’s common stock based on the lower of the following valuations: (i) the lowest effective price per share set in connection with any funds raised by USDR during the six months following the Share Exchange; (ii) 80% of the lowest effective price per share set in connection with any funds raise by USDR at any time subsequent to six months following the Share Exchange until such time as the Investors’ Loans are fully repaid; (iii) a price per share reflecting a post-money valuation of USDR of $15 million following the next investment in USDR following closing; or (iv) if at any time following the 6 month anniversary of the closing of the Share Exchange and until such time as the Investors’ Loans are fully repaid, USDR sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock entitling any person to acquire shares of common stock at an effective price per share that is lower than $0.374. The conversion price is currently $0.374. As of March 30, 2021, the Convertible Loan Agreements have an aggregate outstanding principal balance of $835 as a result of the conversions of certain Convertible Loan Agreements (see note 15 below).

(ii)	In addition, before entering into the Share Exchange the parties to certain consulting agreements agreed to exchange their contractual right to receive options in Duke for options to be granted by USDR following the Effective Time, subject to the terms and conditions of a stock incentive plan, to be adopted by the Board of Directors of USDR.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL (continue)

(iii)	Securities exchange agreements with outstanding debt holders of USDR, Alpha Capital Anstalt (“Alpha”) and GreenBlock Capital LLC (“GBC”) to respectively cancel existing debentures or debt in the total amount of $658 and in exchange issue new debentures in the aggregate amount of $400 and issue 698,755 and 65,198 shares of common stock to each of Alpha and GBC, respectively (the “New Debentures”). The New Debentures mature three years from the Effective Date, bear interest at a rate of 8% per year and are only convertible into shares of the Company’s common stock, at an original conversion price of $0.374 (the “Original Conversion Price”); provided, however, that such Original Conversion Price shall be adjusted downward in the event that USDR, as applicable, sells or grants any options to purchase or sells or grants any right to reprice, or otherwise dispose or issues any common stock or common stock equivalents entitling any purchaser to acquire shares of the Company’s common stock at an effective price per share that is lower than the Original Conversion Price (such issuance, a “Dilutive Event”). In the event of a Dilutive Event at any time from the Effective Time through the six (6) month anniversary of the Effective Time, any such adjustment shall occur immediately after the completion of such period. As of March 30, 2021, the New Debentures have an aggregate outstanding principal balance of $200 as a result of conversions of the New Debentures (see note 15 below).

(iv)	Several Securities Exchange Agreements, with similar terms, to exchange certain promissory notes having a total principal amount of $35 bearing interest of 6% per annum, for 9,623,621 shares of Company’s common stock. Signatories to the Securities Exchange Agreements are entitled to an anti-dilution clause in the event that the Convertible Loans detailed in Note 1(iii) above are converted such that such the number of shares held by such investors would not be lower than original holding on a fully diluted basis prior to such conversions. Per Accounting Standards Update (“ASU”) 2017-11, the Company classified the anti-dilution to shareholders equity.

(v)	A Registration Rights Agreement with GBC, Alpha, the Primary Lenders (as defined below) and certain Duke shareholders. The Company filed a Registration Statement on Form S-1 with the SEC, which was declared effective on June 19, 2020, in compliance with the requirements of the Registration Rights Agreement. The deemed beneficial owners of the common stock, or other securities, issuable under parties to the Convertible Loan Agreements and the Note Conversion are identical and, as such, the Company refer to these parties as the “Primary Lenders.”

(vi)	The Company’s former CEO’s outstanding accrued pay of $32 as well as the 25,000 options he held at the end of 2019, were converted into 45,968 shares of the post-transaction Company.

Pursuant to the terms of the Share Exchange Agreement, at the Effective Time, the Company issued an aggregate of 28,469,065 shares of its common stock to the Duke Inc. stockholders in exchange for 22,920,107 shares of Duke’s Inc. issued and outstanding shares of common stock, representing approximately 99% of Duke’s Inc. issued and outstanding shares of common stock. Accordingly, each outstanding share of Duke Inc. common stock was exchanged for the right to receive 1.2421 shares of the Company’s common stock (the “Exchange Ratio”). Of the shares of Duke Inc. common stock that were exchanged for shares of the Company’s common stock, 51,410 (representing 63,856 shares of the Company’s common stock post-Share Exchange) were issued but remained in escrow until the Company completed the Short-Form Merger (as defined hereunder). On June 25, 2020, at the closing of the transaction contemplated by the Merger Agreement, the Company released the shares in escrow.

As such, at the Effective Time, the Duke stockholders owned an equivalent of approximately 71% of the Company’s common stock. After giving effect to the Share Exchange, Duke became a subsidiary of the Company. Following the Share Exchange, the Company adopted the business plan of Duke.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL (continue)

The transaction was accounted for as a reverse asset acquisition in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Under this method of accounting, Duke was deemed to be the accounting acquirer for financial reporting purposes. This determination was primarily based on the facts that, immediately following the Merger: (i) Duke’s stockholders owned a substantial majority of the voting rights in the combined company, (ii) Duke designated a majority of the members of the initial board of directors of the combined company, and (iii) Duke’s senior management holds all key positions in the senior management of the combined company. As a result of the Recapitalization Transaction, the shareholders of Duke received the largest ownership interest in the Company, and Duke was determined to be the “accounting acquirer” in the Recapitalization Transaction. As a result, the historical financial statements of the Company were replaced with the historical financial statements of Duke. The number of shares prior to the reverse capitalization have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Recapitalization Transaction.

On April 29, 2020, the Company, Duke Inc. and UAS Sub, executed the Merger Agreement, pursuant to which UAS Sub merged with and into Duke, with Duke surviving as a wholly-owned subsidiary of the Company (the “Short-Form Merger”). Pursuant to the Merger Agreement, on June 25, 2020, the Company acquired the remaining outstanding shares of Duke held by those certain Duke shareholders that did not participate in the Share Exchange.

The COVID-19 pandemic has caused states of emergency to be declared in various countries, travel restrictions imposed globally, quarantines established in certain jurisdictions and various institutions and companies being closed. COVID-19 has also adversely affect the Group’s ability to conduct its business effectively due to disruptions to its capabilities, availability and productivity of personnel, while the Group simultaneously attempts to comply with rapidly changing restrictions, such as travel restrictions, curfews and others. In particular, on January 24, 2021, the Government of Israel announced that effective January 26, 2021, non-Israeli residents or citizens, except for non-nationals whose lives are based in Israel, are not allowed to enter Israel, and the number of Israeli citizens permitted to enter the country per day will be capped at 3,000. In addition, the Ministry of Health in the State of Israel issued guidelines on March 11, 2020, which were most recently updated in March 2021, recommending people avoid gatherings in one space and providing that no gathering of more than 20 people should be held under any circumstances. Employers (including the Group) are also required to prepare and increase as much as possible the capacity and arrangement for employees to work remotely. In addition, on January 25, 2021, the President of the United States issued a proclamation to restrict travel to the United States from foreign nationals who have recently been in China, Iran, South Africa, and certain European and Latin America countries. Although to date these restrictions have not impacted the Group’s operations, the effect on its business, from the spread of COVID-19 and the actions implemented by the governments of the State of Israel, the United States and elsewhere across the globe, may worsen over time. The spread of COVID-19 may also result in the inability of the Group’s manufacturers to deliver components or finished products on a timely basis and may also result in the inability of the Group’s suppliers to deliver the parts required by its manufacturers to complete manufacturing of components or finished products. In addition, governments may divert spending from other budgeted resources as they seek to reduce and/or stop the spread of COVID-19. Such events may result in a period of business and manufacturing disruption, and in reduced operations, any of which could materially affect the Group’s business, financial condition and results of operations. The extent to which COVID-19 impacts the Group’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. The Group is actively monitoring the pandemic and it is taking any necessary measures to respond to the situation in cooperation with the various stakeholders.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 1 – GENERAL (continue)

Going Concern

Since inception, the Group has devoted substantially all its efforts to research and development. The Group is still in its development stage and the extent of the Group’s future operating losses and the timing of becoming profitable, if ever, are uncertain. As of December 31, 2020, the Group had $105 in cash and cash equivalents, net losses of $1,368, an accumulated deficit of $5,131, and a negative working capital of $1,176.

The Group will need to secure additional capital in the future in order to meet its anticipated liquidity needs primarily through the sale of additional Common Stock or other equity securities and/or debt financing. Funds from these sources may not be available to the Group on acceptable terms, if at all, and the Group cannot give assurance that it will be successful in securing such additional capital.

These conditions raise substantial doubt about the Group’s ability to continue to operate as a “going concern.” The Company’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risk factors

The Group faces a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Group’s products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Group’s future results. In addition, the Group expects to continue incurring significant operating costs and losses in connection with the development of its products and marketing efforts. The Group has not yet generated significant revenues from its operations to fund its activities, and therefore the continuance of its activities as a going concern depends on the receipt of additional funding from its current stockholders and investors or from third parties.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions and convertible loans.

B.	Functional currency

A majority of the Group’s expected revenues is generated in dollars. In addition, most of the Group’s costs are denominated and determined in dollars and in new Israeli shekels. Management believes that the dollar is the currency in the primary economic environment in which the Group operates. Thus, the functional and reporting currency of the Group is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.” All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

C.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries Duke Inc., UAS Sub and Duke Israel. All significant intercompany balances and transactions have been eliminated on consolidation.

D.	Cash and cash equivalents, and Restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

E.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%
Furniture and office equipment	7-15
Computers	33
Office improvements	10

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

F.	Impairment of long-lived assets

The Group’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the years ended December 31, 2020 or 2019.

G.	Deferred income taxes

The Group accounts for income taxes in accordance with ASC Topic 740, “Income Taxes” (“ASC Topic 740-10”). Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Group accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2020 and 2019 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

H.	Research and development expenses

Research and development expenses are charged to operations as incurred.

I.	Basic and diluted loss per share

Basic loss per share is computed by dividing the loss for the period applicable to shareholders, by the weighted average number of shares of common stock outstanding during the period. Securities that may participate in dividends with the shares of common stock (such as the convertible preferred) are considered in the computation of basic loss per share under the two class method. However, in periods of net loss, only the convertible preferred shares are considered, since such shares have a contractual obligation to share in the losses of the Company.

In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares. Accordingly, in periods of net loss, no potential shares are considered.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

J.	Stock-based compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation.” Share-based payments including grants of stock options are recognized in the statement of comprehensive loss as an operating expense based on the fair value of the award at the date of grant. The fair value of stock options granted is estimated using the Black-Scholes option-pricing model. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees.”

K.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel and the United States. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

L.	Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

M.	Derivative Liabilities and Fair Value of Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, account payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of non-performance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

The Company records a debt discount related to the issuance of convertible debts that have conversion features at adjustable rates. The debt discount for the convertible instruments is recognized and measured by allocating a portion of the proceeds as an increase in additional paid-in capital and as a reduction to the carrying amount of the convertible instrument equal to the fair value of the conversion features. The debt discount will be accreted by recording additional non-cash gains and losses related to the change in fair values of derivative liabilities over the life of the convertible notes.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
Fair Value of convertible component in convertible loan	-	-	48	48
Total liabilities	-	-	48	48

The following table presents the changes in fair value of the level 3 liabilities for the Year ended December 31, 2020:

Fair value of Convertible component
Outstanding at January 1, 2020	-
Fair value of issued level 3 liability	276
Changes in fair value	(228)
Outstanding at December 31, 2020	48

N.	Certain Financial Instruments with Down Round Features

The Company accounts Certain Financial Instruments with Down Round Features based on ASU 2017-11, “Earnings per share: I. Accounting for Certain Financial Instruments with Down Round Features,” which allows companies to exclude a down round feature when determining whether a financial instrument is considered indexed to the entity’s own stock. As a result, financial instruments with down round features may no longer be required to be accounted classified as liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share.

O.	Recent Accounting Pronouncements

Accounting Pronouncements Adopted in 2020

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued an ASU that supersedes the existing impairment model for most financial assets to a current expected credit loss model. The new guidance requires an entity to recognize an impairment allowance equal to its current estimate of all contractual cash flows the entity does not expect to collect. The Group adopted this guidance effective January 1, 2020, with no material impact on its consolidated financial statements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments. This guidance replaces the current incurred loss impairment methodology. Under the new guidance, on initial recognition and at each reporting period, an entity is required to recognize an allowance that reflects its current estimate of credit losses expected to be incurred over the life of the financial instrument based on historical experience, current conditions and reasonable and supportable forecasts.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

The guidance became effective on January 1, 2020, including interim periods within that year and requires a modified retrospective transition approach through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. Under the modified retrospective method of adoption, prior year reported results are not restated. The Company has performed its analysis of the impact on its financial instruments that are within the scope of this guidance and has concluded that there was no material impact to its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure

Framework — Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU No. 2018-13”) as part of the FASB’s broader disclosure framework project. ASU No. 2018-13 removes, modifies and adds certain disclosures, providing greater focus on requirements that clearly communicate the most important information to the users of the financial statements with respect to fair value measurements. The adoption of ASU No. 2018-13 as of January 1, 2020 did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): “Simplifying the Accounting for Income Taxes.” The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. This standard is not expected to have a material impact to the Company’s consolidated financial statements after evaluation.

In August 2020, the FASB issued ASU No. 2020-06, “Debt - Debt with Conversion and Other Options” (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective for public companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on the Company’s consolidated financial statement presentation or disclosures.

Other new pronouncements issued but not effective as of December 31, 2020 are not expected to have a material impact on the Company’s consolidated financial statements.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 3 – OTHER CURRENT ASSTES

	December 31,
	2020	2019
Loans to executive officers (1)	-	21
Prepaid expenses	8	-
Government Institutions	8	2
Investment in subsidiary	3	-
	19	23

(1)	On November 20, 2017, the Group made available to an executive officer and a former executive officer, who are also stockholders, a loan in the amount of $10 each. The loans bear interest at a rate of approximately 3% per year. The loans, including the accumulated interest amount, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by the stockholders to the Company according to a loan agreement as stated in Note 5; or (iii) from any dividend or other distribution to be made by the Company to its shareholders. The two stockholders are entitled to repay the outstanding amount of the loan at any time. The loans to executive officers were extinguished in connection with and prior to the Share Exchange.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

	December 31,
	2020	2019
Computers	10	10
Furniture and office equipment	12	12
Leasehold improvements	15	15
	37	37
Less - accumulated depreciation	(25)	(20)
Total property and equipment, net	12	17

In the years ended December 31, 2020 and 2019, depreciation was US$ 5 and US$ 2 respectively.

NOTE 5 –OTHER ACCOUNTS LIABILITIES

	December 31,
	2020	2019
Accrued expenses	213	208
Other	-	1
	213	209

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 6 – CONVERTIBLE LOANS

A.	As detailed in Note 1 above, the New Debentures in the amount of $400, mature three years from the Effective Date, bear interest at a rate of 8% per year and are only convertible into shares of the Company’s common stock, at the Original Conversion Price ; provided, however, that such Original Conversion Price shall be adjusted downward in the event that the Company, as applicable, sells or grants any options to purchase or sells or grants any right to reprice, or otherwise dispose or issues any common stock or common stock equivalents entitling any purchaser to acquire shares of the Company’s common stock at Dilutive Event. In the event of a Dilutive Event at any time from the Effective Time through the six (6) month anniversary of the Effective Time, any such adjustment shall occur immediately after the completion of such period. As of March 30, 2021, the New Debentures have an aggregate outstanding principal balance of $200 as a result of conversions of the New Debentures (see note 15 below).

In accordance with ASC 815-15-25, the conversion feature was considered an embedded derivative instrument, and is to be recorded at its fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

The fair value of the convertible component was estimated by third party appraiser using the Black-Scholes option pricing model, to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company has estimated the fair value of such derivative at a value of $132 at the date of issuance and at a value of $26 as of December 31, 2020. The following are the data and assumptions used as of the balance sheet date:

	December 31, 2020	March 10, 2020
Common stock price	0.25	0.374
Expected volatility	34.89%	37%
Expected term	2.19 years	3 years
Risk free rate	0.17%	0.58%
Forfeiture rate	0%	0%
Expected dividend yield	0%	0%

The fair value allocated to loans out of the New Debentures was estimated by third party appraiser based on the debentures’ and market interest’ rates and was estimated at a value of $332 at the issuance date. The access of the calculated fair values of the loan and the convertible components over the loan face amounted to $67, and was recorded as interest expenses.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 6 – CONVERTIBLE NOTES (continue)

B.	In connection with the Share Exchange, immediately prior to the Effective Time, the Company entered into several Convertible Loan Agreements, on the same terms, in the aggregate amount of $965. The terms of the Convertible Loan Agreements require repayment of the borrowed amount by the one-year anniversary of the Effective Time, unless, at Company’s discretion, and subject to its compliance with any and all terms of the material terms of the Convertible Loan Agreements, the term of such loans is extended for an additional twelve (12) month period. The terms of the Convertible Loan Agreements also provide that the Company may repay any portion of the remaining outstanding loan amount, without penalty, provided, however, that the Company provides the specific lender with three business days’ written notice prior to such repayment, during which time the lender may elect to convert any or all of the outstanding loan amount into shares of common stock of the Company. The Convertible Loan Agreements bear simple interest at a rate equal to 15% per annum, payable on the 15th day of each calendar month. On December 9, 2020, the Company utilized its rights under the above agreement and extended the terms of the loans for additional twelve month.

The lenders will have the option to convert the unpaid balance of their respective Convertible Loans into shares of Company’s common stock based on the lower of (A) lowest effective price per share set in connection with any funds raised by the Company during the six (6) months following the Effective Time. “Effective price” per share means (i) if only shares of Company’s common stock are sold in a transaction, the amount actually received in cash by the Company, and (ii) if shares of Company’s common stock are sold in a transaction and, in connection therewith additional securities or rights are sold or otherwise issued, the amount actually received in cash by the Company, for the shares of Company’s common stock and such additional rights upon their issuance, reduced by the aggregate fair market value of the additional rights (as determined using the Black-Scholes option pricing model or another method determined by the Company in good faith), in each case divided by the number of shares of Company’s common stock issued in such transaction; (B) 80% of the lowest effective price per share set in connection with any funds raise by the Company at any time subsequent to six (6) months following the Effective Time until such time as the loans outstanding under all of the Convertible Loan Agreements are fully repaid or otherwise converted provided, however, that such price per share shall not be available in the event of an issuance of Alternative Securities to the lender); (C) a price per share reflecting a post-money valuation of the Company of $15million following the next investment in the Company following the Effective Time; or (D) the conversion price, as adjusted for a Dilutive Event, under the New Debentures. The conversion price is currently $0.374. As of March 30, 2021, the Convertible Loan Agreements have an aggregate outstanding principal balance of $835 as a result of the conversions of certain Convertible Loan Agreements (see note 15 below).

In accordance with ASC 815-15-25, the conversion feature was considered an embedded derivative instrument, and is to be recorded at its fair value as its fair value can be separated from the convertible loan and its conversion is independent of the underlying note value. The Company recorded finance expenses in respect of the convertible component in the convertible loan in the excess amount of the convertible component fair value over the face loan amount. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 6 – CONVERTIBLE NOTES (continue)

The fair value of the convertible component was estimated by third party appraiser using the Black-Scholes option pricing model, to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company has estimated the fair value of such derivative at a value of $144 at the date of issuance and at a value of $22 as of December 31, 2020. The following are the data and assumptions used as of the balance sheet date:

	December 31, 2020	March 10, 2020
Common stock price	0.25	0.374
Expected volatility	34.89%	37%
Expected term	1.19 years	1 year
Risk free rate	0.36%	0.43%
Forfeiture rate	0%	0%
Expected dividend yield	0%	0%

The fair value allocated to loans net of the convertible component was estimated at a value of $822 at the issuance date.

NOTE 7 - STOCKHOLDERS LOANS

Since Duke’s inception and until 2017, certain Duke affiliates provided loans to Duke from time to time, as needed. Some of the Stockholders Loans bear an annual fixed interest at 3.00% and some of the Stockholders Loans bear an annual interest rate as defined in section 3(j) of the Israeli tax ordinance (the interest rate 2019 was set on 2.56% per annum). The Stockholders’ loans, including the accumulated interest amount, were to be repaid in full within 7-15 days from any capital raised by the Company or related parties of the Company, whether by a stock offering and / or loans in excess of NIS 10 million (approximately $2.5 million).

As detailed in note 1 above, before entering into the Share Exchange Agreement: (i) Duke entered into Debt Cancellation Letters with each of its Stockholders with regard to the Stockholders Loans noted above. Pursuant to the Debt Cancellation Letters, 842,135 shares of the Duke Inc. common stock (1,046,016 shares post Exchange Ratio) were issued in exchange for the cancellation of $623 in debt, waiving $83 of accrued interest and leaving $280 of outstanding Stockholders Loans. These Stockholders Loans, including interest (which shall bear an annual fixed interest rate of 3% as of January 1, 2020), shall be repaid at the date upon which the Company raises at least $15 million and has achieved earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the Effective Time and the full repayment of the amounts outstanding under certain convertible loan agreements in the aggregate amount of $965 (see additional information in Note 6B).

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 8 – SHAREHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

The holders of shares of Common Stock vote together as one class on all matters as to which holders of Common Stock are entitled to vote. Except as otherwise required by applicable law and subject to the preferential rights of any outstanding preferred stock, all voting rights are vested in and exercised by the holders of Common Stock with each share of our Common Stock being entitled to one vote, including in all elections of directors. The Company does not have a classified board of directors (the “Board”). Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of legally available funds therefore. In the event of the Company’s liquidation, dissolution or winding up, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding. The Common Stock has no cumulative voting rights and no preemptive or other rights to subscribe for shares of the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Common Stock currently outstanding are fully paid and non-assessable.

Transactions:

On June 1, 2018, the Company granted an aggregate of 200,000 shares of common stock to a consultant at a value of $3.00 per share of common stock in exchange for consulting services. The stock will be issued to the consultant over a 3-year vesting period. On June 1, 2019 the Company issued to the consultant the first tranche of 66,667 shares of common stock. During the year ended December 31, 2020 the Company recorded compensation expenses in regard to such offering in the amount of $108.

Refer to notes 1 above regarding shares issued during 2020.

NOTE 9 – STOCK OPTIONS

The following table presents Duke Inc.’s stock option activity the year ended December 31, 2020:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31,2019	995,000	2.70
Granted	-	-
Exercised	-	-
Forfeited or expired	-	-
Outstanding at December 31,2020	995,000	2.70
Number of options exercisable at December 31, 2020	895,000	2.75

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 9 – STOCK OPTIONS (continue)

The aggregate intrinsic value of the awards outstanding as of December 31, 2020 is $0. These amounts represent the total intrinsic value, based on the Company’s stock price of $0.374 as of December 31, 2020, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

The stock options outstanding as of December 31, 2020, have been separated into exercise prices, as follows:

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of December 31, 2020
2.25	400,000	1.7	300,000
3	595,000	1.30	595,000
	995,000		895,000

The stock options outstanding as of December 31, 2019, have been separated into exercise prices, as follows:

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of December 31, 2019
2.25	400,000	2.70	200,000
3	595,000	2.30	595,000
	995,000		795,000

Compensation expense recorded by the Company in respect of its stock-based compensation awards for the period ended December 31, 2020 was $108 and are included in General and Administrative expenses in the Statements of Operations

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands , except share and per share data)

NOTE 10 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2020	2019
Professional services	538	310
Share base compensation	645	540
Insurance	47	-
Adverting and promotion	34	-
Rent and office maintenance	25	107
Levies and tolls	6	-
Depreciation	5	4
Other expenses	5	-
	1,305	961

NOTE 11 – LITIGATION

On February 14, 2018, a complaint was filed against the: (i) Duke Inc., (ii) Duke Israel, (iii) Aphek Trading Kadosh and Razi Ltd. (“Aphek”) an Israeli corporation owned by Raziel Atuar and Amir Kadosh, and (iv) Mr. Aharon Sagiv, currently, the Chief Technology Officer and Director of the Company, by Blackhawk Laboratories (the “Plaintiff”), a U.S. based company, in the Tel Aviv District of Israel (Case No. 31727-02-18). The complaint asserts a claim for breach of contract, breach of duty, negligence and unjust enrichment with regard to a services agreement dated June 13, 2014 between the Plaintiff and Duke. The complaint asserts that Duke Israel agreed to pay for certain services alleged to have been performed by the Plaintiff and that the Plaintiff was entitled to receive 8% of the issued and outstanding shares of common stock of, over a 12 month period from June 2014 to June 2015. The Plaintiff’s complaint seeks an order requiring either Duke Israel to issue to the Plaintiff 8% of its issued and outstanding shares of our common stock; or alternatively for Duke Inc. to issue to the Plaintiff 4.8% of its issued and outstanding shares of our common stock; or alternatively for Aphek and Mr. Aharon Sagiv to transfer 8% of their shareholdings in the Company to the Plaintiff.

The defendants believe the Plaintiff’s complaint has no merit and they intend to vigorously defend the lawsuit. The Company and Duke Inc. do not believe the lawsuit will have a material effect on the Company as all three co-founders of the Company (Raziel Atuar, Amir Kadosh and Sagiv Aharon) have agreed to indemnify the Group for any losses resulting from the lawsuit, including taking responsibility for the issuance of any shares of the Group’s common stock in the event the Plaintiff is successful in its lawsuit.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands , except share and per share data)

NOTE 12 – INCOME TAX

U.S. resident companies are taxed on their worldwide income for corporate income tax purposes at a statutory rate of 21% this reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes. No further taxes are payable on this profit unless that profit is distributed. If certain conditions are met, income derived from foreign subsidiaries is tax exempt in the US under applicable tax treaties to avoid double taxation.

Income of the Israeli company is taxable from 2018 onwards, at corporate tax rate of 23%.

The Company and subsidiaries have not received final tax assessments since its inception.

As of December 31, 2020, the Company and subsidiaries had carry forward losses for tax purposes of approximately $1,225 and $2,813, respectively, which can be offset against future taxable income, if any.

A.	The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	Year ended December 31
	2020	2019
	US Dollars
Pretax loss	(1,368)	(1,111)
Federal tax rate	21%	21%
Income tax computed at the ordinary tax rate	287	233
Stock-based compensation	(135)	(114)
Tax in respect of differences in corporate tax rates	5	2
Losses and timing differences in respect of which no deferred taxes were generated	(157)	(121)
	-	-

B.	Deferred taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Company’s future tax assets are as follows:

	Year ended December 31
	2020	2019
	US Dollars
Composition of deferred tax assets:
Non capital loss carry forwards	872	378
Valuation allowance	(872)	(378)
	-	-

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands , except share and per share data)

NOTE 13 – LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares of common stock used in computing basic and diluted loss per share for the years ended December 31, 2020 and 2019, are as follows:

	Year ended December 31
	2020	2019
	Number of shares
Weighted average number of shares of common stock outstanding attributable to shareholders	37,285,015	25,027,075
Total weighted average number of shares of common stock related to outstanding options, excluded from the calculations of diluted loss per share (*)	995,000	995,000

(*)	The effect of the inclusion of option and convertible loans in 2020 and 2019 is anti-dilutive.

NOTE 14 – RELATED PARTIES

A.	Transactions and balances with related parties

	Year ended December 31
	2020	2019
General and administrative expenses:
Directors compensation	175	-
	175	-

Financing:
Financing expense	133	13
Financing income	75	-

B.	Balances with related parties:

	As of December 31,
	2020	2019
Other accounts liabilities	19	-
Stockholders loans	268	925
Convertible loans	972	-

C.	On April 12, 2020, effective as of March 1, 2020, the Board of Directors approved the payment of certain fees to directors in the amounts of $4.98, $4.98 and $6.95 per month to Yariv Alroy, Sagiv Aharon and Erez Nachtomy (each, an “Active Director”), respectively. On April 12, 2020, the Company also enacted a policy to pay each director (that is not otherwise an Active Director) an amount of $1.5 for each calendar quarter and $0.40 for attendance of each meeting of the board of directors. These amounts are exclusive of Israeli VAT if applicable.

UAS DRONE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands)

NOTE 15 – SUBSEQUENT EVENTS

A.	On January 29, 2021, the Company, through its wholly owned subsidiary Duke Israel and Elbit, entered into a collaboration agreement (the “Agreement”) for the global marketing and sales, and the production and further development of Duke’s developed advanced robotic system mounted on an Unmanned Aerial Solution (“UAS”), armed with lightweight firearms, which the Company markets under the commercial name “TIKAD.”

Pursuant to the Agreement, Duke has granted Elbit a worldwide exclusive license for the use of Duke’s know-how and intellectual property and the marketing, sales, production, and further development of the TIKAD for military, defense, homeland security, and para-military uses. As consideration for granting the worldwide exclusive license, Elbit will pay Duke royalties from revenues received from worldwide sales of TIKAD, with royalty rates ranging from low to mid-double-figure percentages, depending on the tiers of the selling price of TIKAD, for a period starting from the date of the Agreement until 15 years following receipt of $5,000 in cumulative revenues from sales of TIKAD units. In addition, Duke agreed to pay Elbit similar rates of royalties for revenues received by Duke from sales of its advanced robotic system for civil use, if such systems will include new know-how developed by Elbit.

Pursuant to the terms of the Agreement, the parties also agreed to cooperate in continuing a project (the “Project”) that has already started with a customer in the Asia Pacific region. Elbit has agreed to invest, at its discretion and pursuant to certain milestones, in the further development and setting up of serial production lines of TIKAD, and may elect to increase such investment subject to the satisfaction of certain criteria, including Elbit’s right to terminate the Agreement if, for example, the Project is cancelled by the customer. Such investment amounts will be made into Elbit’s owned assets and production lines of TIKAD. Elbit will recoup 50% of its investment amount, up to $6,000, by offsetting 50% of royalty payments that may be due to Duke.

B.	During February 2021, holder of Convertible Loan as detailed in note 6A above, converted $200 principal amount ($215.066 including accrued interest) into 575,044 common stock of the Company.

C.	On February 12, 2021 and March 2, 2021, the Company issued 171,246 common stock of the Company, to several holders Security Exchange Agreement signed at March 9, 2020 between the Company and several debt holders (see note 1(iii) above), according to which, such holders are entitled to an anti-dilution clause in the event that the Convertible Loans detailed in notes 6B and 1(iii) above are converted such that such the number of shares held by such investors would not be lower than original holding on a fully diluted basis prior to such conversions.

D.	On March 5, 2021 holder of Convertible Loan as detailed in note 6B above, converted the principal amount of $130 into 347,594 shares of the Company’s common stock.

E.	On March 25, 2021, the Board of Directors appointed Yossef Balucka to serve as its Chief Executive Officer and President. In conjunction with the appointment of Mr. Balucka, the Company issued to Mr. Balucka options to purchase 450,000 shares of the Company’s commons stock at an exercise price of $0.0001 per share, subject to and in accordance with the terms and conditions of an Option Plan to be set up and approved by the Company at the discretion of the board of directors. The options shall vest over a three year period, with 50% of the options to vest on the first anniversary of the grant date, and the balance of 50% of the options to vest in equal parts on the second and third anniversary of the grant date, respectively, subject to the Mr. Balucka providing continued services to the Company.

UAS DRONE CORP.

18,264,448 Shares

Common Stock

PROSPECTUS

____________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of incorporation provide for the indemnification of directors to the fullest extent permissible under Nevada law. Our bylaws provide for the indemnification of officers, directors and other agents acting on our behalf to an extent consistent with applicable provisions of the Nevada Revised Statutes (“NRS”).

Section 78.7502(1) of the NRS authorizes a Nevada corporation to indemnify any director, officer, employee or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role.  Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation.  The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation’s best interests.  Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he or she be indemnified “against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Section 78.751(1) of the NRS limits indemnification under Sections 78.7502(1) and 78.7502(2), with the exception of court-ordered indemnification or advancement pursuant to Section 78.751(3) of the NRS, to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer’s or director’s expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors.  Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. We have obtained directors and officers insurance for the benefit of our directors and officers.

To the extent that indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with such liabilities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of that issue.

Prior to the Effective Time, and pursuant to Article VIII of the Company’s Articles of Incorporation and Article VIII of the Company’s Bylaws, and to the fullest extent allowable under Nevada law, the Company agreed to indemnify and hold harmless all of its directors, officers, employees and agents of any kind whatsoever from and against any action or liability of any type or nature whatsoever by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amount paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, unless prohibited by the NRS.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the sales of all securities by the Company since March 2017, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Act in reliance on Section 4(a)(2) of the Act, Rule 701 and/or Regulation S under the Securities Act.

On March 10, 2020, pursuant to the Share Exchange, the Company issued an aggregate of 28,469,065 shares of its Common Stock to the Duke stockholders in exchange for 22,920,107 shares of Duke’s issued and outstanding shares of common stock.

In addition, also on March 6, 2020, subject to the closing of the Share Exchange, in connection with the Share Exchange, the Company issued (i) an aggregate of 9,623,621 shares of its Common Stock to the Primary Lenders in connection with the Note Conversion, (ii) an aggregate of 763,953 shares of Common Stock to Alpha and GBC and (iii) 45,968 shares of Common Stock in connection with the exercise of an outstanding employee stock option. In addition, we entered into the Convertible Loan Agreements, pursuant to which we may issue additional shares of common stock, in accordance with the conversion price as then in effect and the principal amount then outstanding.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Financial Statements.

(b) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement dated March 4, 2020, by and among UAS Drone Corp., Duke Robotics, Inc., and the shareholders of Duke Robotics, Inc. who execute and deliver this Share Exchange Agreement. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
2.2	Agreement and Plan of Merger, dated April 29, 2020, by and among UAS Drone Corp., Duke Robotics, Inc., and UAS Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2020)
3.1	Articles of Incorporation as filed on February 4, 2015 (incorporated by reference to our Registration Statement on Form S-1 filed on August 25, 2019).
3.2	Bylaws, as amended, on March 4, 2020. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
5.1	Opinion of Sullivan & Worcester LLP (incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2020)
10.1	Form of Convertible Loan Agreement dated March 9, 2020 between UAS Drone Corp. and certain lenders. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.2	Form of Securities Exchange Agreement dated March 9, 2020 between UAS Drone Corp. and Alpha Capital Anstalt. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.3	Form of Securities Exchange Agreement dated March 9, 2020 between UAS Drone Corp. and GreenBlock Capital LLC. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.4	Form of Securities Exchange Agreement dated March 9, 2020 between UAS Drone Corp. and certain lenders. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.5	Registration Rights Agreement dated March 9, 2020 and certain investors. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.6	8% Convertible Debenture of Alpha Capital Anstalt. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.7	8% Convertible Debenture of GreenBlock Capital LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
10.8 +	Collaboration Agreement, dated January 29, 2021, by and between Duke Airborne Systems Ltd. and Elbit Systems Land Ltd. (translation from Hebrew) (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021)
10.9	Services Agreement, dated March 25, 2021, between UAS Drone Corp. and Yossef Balucka (incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021)
16.1	Letter from D. Brooks and Associates CPAS, P.A. Addressed to the U.S. Securities and Exchange Commission dated March 10, 2020. (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020)
21.1	List of Subsidiaries of the Company. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021)
23.1 *	Consent of Halperin Ilanit CPA
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1 and incorporated by reference to our Registration Statement on Form S-1 filed on April 30, 2020)
24.1 *	Power of Attorney
101 **	The following materials from the Registrant, formatted in XBRL (Extensible Business Reporting Language): (i) Balance Sheets as of December 31, 2020 and 2019, (ii) Statements of Operations for the years ended December 31, 2020 and 2019, (iii) Statements of Stockholders’ Deficit for the years ended December 31, 2020 and 2019, (iv) Statements of Cash Flows for the years ended December 31, 2020 and 2019, and (v) Notes to Financial Statements. (incorporated by reference to Exhibit 101 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2021).

*	Filed herewith.

**	Furnished herewith.

+	Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tirat-Carmel, Israel, on the 28th day of April 2021.

UAS DRONE CORP.

By:	/s/ Yossef Balucka
	Name:	Yossef Balucka
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of UAS Drone Corp., a Nevada corporation, do hereby constitute and appoint Yossef Balucka and Shlomo Zakai, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yossef Balucka	Chief Executive Officer and Director	April 28, 2021
Yossef Balucka	(Principal Executive Officer)

/s/ Shlomo Zakai	Chief Financial Officer	April 28, 2021
Shlomo Zakai	(Principal Financial and Accounting Officer)

/s/ Erez Nachtomy	Vice Chairman of the Board of Directors	April 28, 2021
Erez Nachtomy

/s/ Yariv Alroy	Chairman of the Board of Directors	April 28, 2021
Yariv Alroy

/s/ Sagiv Aharon	Director	April 28, 2021
Sagiv Aharon

/s/ Eran Antebi	Director	April 28, 2021
Eran Antebi